UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

PMGC HOLDINGS INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

PMGC HOLDINGS INC.

120 Newport Center Drive, Suite 249

Newport Beach, CA 92660

INFORMATION STATEMENT

(Preliminary)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of PMGC Holdings Inc.:

This Information Statement is first being mailed on or about October [*], 2025 to the holders of record of the outstanding common stock, $0.0001 par value per share (“Common Stock”), of PMGC Holdings Inc., a Nevada corporation (the “Company”), and the outstanding Series B Preferred Stock, $0.0001 par value per share (“Series B Preferred Stock”) as of the close of business on September 16, 2025 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to actions taken by written consent in lieu of a meeting (the “Written Consent”) of the shareholders of the Company owning a majority of the voting power of the issued and outstanding shares of voting capital stock (the “Majority Shareholders”) as of the Record Date. Except as otherwise indicated by the context, references in this Information Statement to “we,” “us” or “our” are references to PMGC Holdings, Inc., a Nevada corporation.

The following actions were authorized by the Written Consent:

1.	Approval of the applicable terms of the Securities Purchase Agreement dated as of September 23, 2025, by and between the Company and an investor (“Investor”) in the form attached hereto as Appendix A (the “Purchase Agreement” and, the transactions contemplated under the Purchase Agreement, the “ELOC”) and the Initial Pre-Paid Purchase dated as of September 26, 2025 issued by the Company to the investor and any additional Pre-Paid Purchases substantially in the form attached hereto as Appendix B (each, a “Pre-Paid Purchase”), including the potential issuance of all the shares of Common Stock issuable pursuant to the Initial Pre-Paid Purchase and any additional Pre-Paid Purchasers, in order to comply with Listing Rule 5635(d) of The Nasdaq Stock Market LLC (“Nasdaq”).

The Majority Shareholders’ approval of the potential issuance of shares under the Purchase Agreement, the Initial Pre-Paid Purchase and any additional Pre-Paid Purchases (together with the other ancillary agreements to the Purchase Agreement, the “Transaction Documents”) in excess of the requirements of Nasdaq Listing Rule 5635(d) is herein referred to as the “ELOC Share Issuance Approval.”

The Written Consent constitutes the consent of a majority of the voting power of the outstanding shares of voting capital stock and is sufficient under the Nevada Revised Statutes and our bylaws (“Bylaws”) to authorize the ELOC Share Issuance Approval. Accordingly, the ELOC Share Issuance Approval is not presently being submitted to our other shareholders for a vote. Pursuant to Rule 14c-2 under the Exchange Act, the ELOC Share Issuance Approval will not be implemented until twenty (20) calendar days after the date on which this Information Statement has been first mailed to the shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

This Information Statement has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14C of the Exchange Act to the holders of voting and non-voting stock (“Shareholders”) to notify the Shareholders of the approval of the Adoption of 2025 Plan and the Authorized Shares Increase. Shareholders of record at the close of business on September 16, 2025 are entitled to notice of the Written Consent. Because these actions have been approved by the holders of the required majority of the voting power of our outstanding shares of voting stock, no proxies were or are being solicited. The corporate actions will not be effected until 20 calendar days after the mailing of the Information Statement accompanying this notice. We will mail the Notice of Shareholder Action by Written Consent to the Shareholders on or about October [*], 2025.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING SHAREHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

Braeden Lichti Non-Employee, Non-Executive Chairman of the Board of Directors
October [*], 2025

INTRODUCTION

This Information Statement is being first mailed on or about October [*], 2025 to the Shareholders by the Board of Directors of the Company (“Board”) to provide material information regarding the Majority Shareholders’ approval of the potential issuance of shares pursuant to the Transaction Documents (as defined below) in excess of the requirements of Nasdaq Listing Rule 5635(d), authorized in the Written Consent.

“Transaction Documents” means:

(i)	the Purchase Agreement, substantially in the form filed herein as Appendix A, which provided for the Company’s issuance of: (a) one or more Secured Pre-Paid Purchases, substantially in the form attached herein as Appendix B (each, a “Pre-Paid Purchase”), in the aggregate purchase amount of up to $20,000,000, including the Initial Pre-Paid Purchase, for the purchase of shares of Common Stock, upon the terms and subject to the limitations and conditions set forth in such Pre-Paid Purchase; (b) 56,700 shares of Common Stock delivered by the Company to the Investor at the closing of the Initial Pre-Paid Purchase in the original principal amount of $5,000,000.00 (the “Initial Pre-Paid Purchase,” and such closing, the “Initial Closing”) as a commitment fee for the Pre-Paid Purchase facility set forth in the Purchase Agreement (such shares, the “Commitment Shares”); and (c) 10,300 shares of Common Stock to be delivered by the Company to Investor at Closing to be used as pre-delivery shares (the “Pre-Delivery Shares”);

(ii)	the Pre-Paid Purchases, substantially the form filed herein as Appendix B;

(iii)	the Guarantees, substantially in the form filed herein as Appendix C;

(iv)	the Security Agreement substantially in the form filed herein as Appendix D;

(v)	the Pledge Agreement substantially in the form filed herein as Appendix E; and

(vi)	and all other certificates, documents, agreements, resolutions, and instruments delivered to any party under or in connection with the Purchase Agreement.

Only one copy of this Information Statement is being delivered to two or more shareholders who share an address unless we have received contrary instruction from one or more of such shareholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE MATTERS DESCRIBED HEREIN.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the shares of stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS

AND THE MAJORITY SHAREHOLDERS

Under the Nevada Revised Statutes and the Bylaws, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted to consent to such action in writing. The ELOC Share Issuance Approval requires the affirmative vote or written consent of a majority of the voting power of the issued and outstanding shares of stock. Each holder of Common Stock is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the shareholders.

On the Record Date, the Company had 1,484,827 shares of Common Stock issued and outstanding and 6,372,874 shares of Series B Preferred Stock issued and outstanding, with the holders of the Common Stock and Series B Preferred Stock being entitled to cast one vote per share. On September 16, 2025, the Majority Shareholders adopted resolutions authorizing the ELOC Share Issuance Approval.

CONSENTING SHAREHOLDERS

On September 16, 2025, the Majority Shareholders, being the record holders of 172 shares of Common Stock and 6,372,874 shares of Series B Preferred Stock, adopted resolutions, among other things, authorizing the ELOC Share Issuance Approval. The voting power held by the Majority Shareholders represented approximately 90.41% of the total voting power of all issued and outstanding voting capital stock of the Company as of the Record Date.

We are not seeking written consent from any other shareholder of the Company, and the other shareholders will not be given an opportunity to vote with respect to the ELOC Share Issuance Approval. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising shareholders of the actions taken by the Written Consent and giving shareholders notice of such actions taken as required by the Exchange Act.

As the authorization of the ELOC Share Issuance Approval was taken by the Written Consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our shareholders.

ELOC Share Issuance Approval

Overview

On September 16, 2025, our Board approved the ELOC and the Company’s entry into, performance, and delivery of the Transaction Documents, including, without limitation, the ELOC Share Issuance Approval. On September 16, 2025, the stockholders of the Company owning a majority of the voting power approved the same, including, without limitation, the ELOC Share Issuance Approval.

Equity Purchase Facility

Securities Purchase Agreement

On September 23, 2025, the Company entered into the Purchase Agreement with the Investor. The Purchase Agreement provides for an equity line of credit under which the Company agreed to issue and sell to the Investor, upon the terms and conditions set forth in the Purchase Agreement: (i) one or more Pre-Paid Purchases and all shares of Common Stock issuable under the Pre-Paid Purchases, the “Pre-Paid Shares”) in the aggregate purchase amount of up to $20,000,000 (such amount, the “Commitment Amount”), which includes the Initial Pre-Paid Purchase, for the purchase of shares of Common Stock, upon the terms and subject to the limitations and conditions set forth in such Pre-Paid Purchase (as further described below); (ii) the Initial Pre-Paid Purchase in the original principal amount of $5,000,000, delivered by the Company to the Investor on September 26, 2025, the date of the Initial Closing (“Iniital Closing Date”); (iii) 56,700 Commitment Shares, such Commitment Shares to be delivered by the Company to Investor on the Closing Date; (iv) 10,300 shares Pre-Delivery Shares (the Pre-Delivery Shares, together with the Commitment Shares, all Pre-Paid Purchases, and the Pre-Paid Shares, the “Securities”), such Pre-Delivery Shares issued and delivered by the Company to Investor on the Initial Closing Date. In connection with the Purchase Agreement, the Company also entered into the Security Agreement (as defined and described below) and the Pledge Agreement (as defined and described below). Additionally, in connection with the Purchase Agreement, certain of the Company’s wholly owned subsidiaries, AGA Precision Systems LLC, a California limited liability company (“AGA”), and Pacific Sun Packaging Inc., a California corporation (“Pacific Sun”), each entered into a Guaranty (each, a “Guaranty”) for the benefit of the Investor, as further described below.

Initial Pre-Paid Purchase

The Initial Pre-Paid Purchase carries an original issue discount of $425,000.00 (“OID”). The Company agreed to pay $30,000 to the Investor to cover the Investor’s legal fees, accounting costs, due diligence, and other transaction costs incurred in connection with the transactions contemplated by the Purchase Agreement (the “Transaction Expense Amount”). The initial purchase price payable to the Company on the Closing Date was $4,545,000 (the “Initial Purchase Price”), computed as follows: $5,000,000.00 initial principal balance, less the OID, less the Transaction Expense Amount. In addition to the Initial Purchase Price, the Investor also agreed to pay $6.70 to Company for the Pre-Delivery Shares (the “Pre-Delivery Purchase Price,” and, together with the Initial Purchase Price, the “Purchase Price”). The maturity date of the Initial Pre-Paid Purchase is September 26, 2028. The Company obtained net proceeds of $3,990,000 after the deduction of the cash fee payable to the placement agent and legal fees and other expenses.

Subject to the terms and conditions of the Initial Pre-Paid Purchase, at any time following September 26, 2025, Investor may, by providing written notice to Company, require Company to issue and sell Purchase Shares to Investor, such Purchase Shares at the price equal to 88.00% multiplied by the lowest VWAP during the ten (10) Trading Day period preceding the applicable measurement date (such price, the “Purchase Share Purchase Price”). The Purchase Amount shall not exceed the Outstanding Balance. In addition, if the Purchase Share Purchase Price is below $1.058, the Investor may elect to have the portion of the applicable Purchase Amount that is less than $1.058 be paid in cash rather than Purchase Shares. The Company may not effect any issuance of Purchase Shares pursuant to the Pre-Paid Purchase to the extent that after giving effect to such issuance, the issuance would cause the Investor (together with its affiliates) to beneficially own a number of shares of Common Stock exceeding 9.99% of the number of shares of Common Stock outstanding on such date (the “Maximum Percentage”). The Maximum Percentage is enforceable, unconditional, and non-waivable and shall apply to all affiliates and assigns of Investor.

At any time following September 26, 2025, Investor will also have the right to require Company to issue and sell Purchase Shares to Investor at the Pre-Delivery Purchase Price of $0.0001 (as adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions occurring after September 26, 2025) by delivering a Purchase Notice to Company indicating the portion of the Outstanding Balance Investor is electing to use for the purchase of such Purchase Shares. Notwithstanding the foregoing, in no event will the total amount of the Outstanding Balance used for the purchase of these shares, constituting pre-delivery shares (“Initial Pre-Delivery Shares”), exceed, in the aggregate, the Pre-Delivery Purchase Cap. Issuances of Initial Pre-Delivery Shares will be subject to the Maximum Percentage.

At such time as the Pre-Paid Purchase Outstanding Balance is zero and the Commitment Period has ended, Company may repurchase the Pre-Delivery Shares upon a written request delivered to Investor within thirty (30) Trading Days of the later of both such events, and within thirty (30) Trading Days of such written request from Company, Investor shall deliver to Company a number of shares of Common Stock equal to the number of Pre-Delivery Shares (as adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions) delivered to Investor under the Purchase Agreement, and Company will pay Investor $0.0001 for each such Pre-Delivery Share (as adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions) prior to Investor’s delivery of such shares.

After September 26, 2025, Investor has the right to require Company to issue and sell Purchase Shares to Investor at the price of $0.0001 (as adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions occurring after September 26, 2025) by delivering a Purchase Notice to Company indicating the portion of the outstanding balance on the Initial Pre-Paid Purchase Investor is electing to use for the purchase of such Purchase Shares (the “Initial Pre-Delivery Shares”). Investor shall have the right to purchase additional Initial Pre-Delivery Shares from Company from time-to-time at the same $0.0001 per share purchase price so long as such issuance would not cause Investor’s ownership of Common Shares to exceed 9.99% of the number of Common Stock outstanding on such date (“Maximum Percentage”). The Maximum Percentage is enforceable, unconditional, and non-waivable and shall apply to all affiliates and assigns of Investor. Notwithstanding the foregoing, in no event will the total amount of the Outstanding Balance used for the purchase of Pre-Delivery Shares exceed, in the aggregate, $25,000.

Upon ten (10) Trading Days’ prior written notice, the Company may prepay all or any portion of the Outstanding Balance other than the pre-delivery purchase cap of $25,000, subject to certain conditions set forth in the Initial Pre-Paid Purchase. If the Company exercises its right to prepay the Initial Pre-Paid Purchase, the Company shall make payment to the Investor of an amount in cash equal to 120% multiplied by the portion of the outstanding balance of the Initial Prepaid Purchase the Company elects to prepay.

Upon an Event of Default (as defined below), Investor may accelerate the Initial Pre-Paid Purchase by written notice to Company, with the outstanding balance on the Initial Pre-Paid Purchase becoming immediately due and payable in cash. Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (b) – (f) of the definition of Event of Default set forth below, an Event of Default will be deemed to have occurred and the outstanding balance as of the date of the occurrence of such Event of Default will become immediately and automatically due and payable in cash. At any time following the occurrence of any Event of Default, upon written notice given by Investor to Company, the outstanding balance will automatically increase by fifteen percent (15.00%) and interest shall accrue on the outstanding balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of eighteen percent (18.00%) per annum or the maximum rate permitted under applicable law.

“Event of Default” means any of the following events: (a) the Company fails to pay any principal, interest, fees, charges, or any other amount when due and payable under the applicable Pre-Paid Purchase; (b) a receiver, trustee or other similar official shall be appointed over Company or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (c) the Company becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (d) the Company makes a general assignment for the benefit of creditors; (e) the Company files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (f) an involuntary bankruptcy proceeding is commenced or filed against the Company; (g) the Company fails to observe or perform any covenant set forth in Section 4 or Section 5 of the Purchase Agreement; (h) the occurrence of a Fundamental Transaction (as defined in the Initial Pre-Paid Purchase) without Investor’s prior written consent; provided that, notwithstanding anything to the contrary to the other Transaction Documents, any transaction involving the acquisition, merger, or otherwise of any business by the Company or any of its subsidiaries shall not be deemed a Fundamental Transaction, unless such transaction results in a Change of Control (as defined in the Initial Pre-Paid Purchase); (i) Company fails to timely establish and maintain the Share (j) Company fails to deliver any Purchase Shares (including Pre-Delivery Shares) in accordance with the terms provided in the Pre-Paid Purchase, that there shall be no breach in the event such failure is solely attributable to the Company’s transfer agent, so long as (1) the failure is cured and the required delivery is completed within ten (10) Trading Days after the applicable deadline, and (2) the total number of such transfer agent-related failures does not exceed three (3) in the aggregate during the term of the Transaction Documents; (k) any money judgment, writ or similar process is entered or filed against the Company or any subsidiary of the Company or any of its property or other assets for more than $1,000,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Investor; (l) the Company fails to be DWAC Eligible; (m) the Company or any subsidiary of Company, breaches any covenant or other term or condition contained in any Other Agreement (as defined in the Initial Pre-Paid Purchase) in any material respect; (n) the Company defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of the Company contained in the Pre-Paid Purchase or in any other Transaction Document in any material respect, other than those specifically set forth in Section 4.1 of the Initial Pre-Paid Purchase or Section 4 or Section 5 of the Purchase Agreement; (o) any representation, warranty or other statement made or furnished by or on behalf of Company to Investor in the Initial Pre-Paid Purchase or in any Transaction Document in connection with the issuance of the Initial Pre-Paid Purchase is false, incorrect or incomplete, or, in light of the circumstances under which such representation, warranty, or other statement (as applicable) was made, misleading in any material respect when made or furnished; (p) at any time during the period beginning on the effective date of the Registration Statement and ending on the six (6) month anniversary of the Purchase Price Date, the Registration Statement is suspended, halted, declared ineffective or otherwise unavailable for the Purchase Shares to be sold for a period of more than thirty (30) days; and (q) the Company or any subsidiary of the Company, breaches any material covenant or other material term or condition contained in any Other Agreements.

Request of Additional Pre-Paid Purchases

Pursuant to the Purchase Agreement, the Company may, at its sole and absolute discretion, at any time and from time to time during the Commitment Period, subject to the satisfaction of closing conditions, request a Pre-Paid Purchase in an amount no more than the Maximum Purchase Amount and no less than $250,000 from the Investor by providing a written notice of such request to Investor (each, a “Request”). The closing of each Pre-Paid Purchase will take place on or before the third (3rd) Trading Day following the date of such Request (the date of the closing of each Pre-Paid Purchase, the “Pre-Paid Purchase Date”). Subject to the satisfaction of the conditions set forth in the Purchase Agreement as of such Pre-Paid Purchase Date, the Investor shall pay to Company the amount set forth in such Request (which amount shall serve as the purchase price of such Pre-Paid Purchase) in immediately available funds to an account designated by Company in writing on each Pre-Paid Purchase Date (except in respect of the Initial Pre-Paid Purchase, which shall be paid on the Closing Date) immediately following delivery of the applicable fully executed Pre-Paid Purchase in a form substantially similar to the Initial Pre-Paid Purchase, except as noted in the Purchase Agreement. Each Pre-Paid Purchase will be considered a separate instrument with a separate outstanding balance and holding period. The original issue discount (“OID”) for each subsequent Pre-Paid Purchase after the Initial Pre-Paid Purchase will be eight and one-half percent (8.5%) of the amount set forth in the applicable Request, and each subsequent Pre-Paid Purchase will accrue interest at the rate of eight and one-half percent (8.5%) per annum. The floor price per share of Common Stock of each subsequent Pre-Paid Purchase will be twenty percent (20%) of the Nasdaq Minimum Price on the Pre-Paid Purchase Date, subject to another floor price for purposes of compliance with the Listing Rules of Nasdaq. Other than the principal balance and certain other terms, the terms of any additional Pre-Paid Purchase will be substantially similar to the terms of the Initial Pre-Paid Advance.

Participation Right

The Company granted to the Investor a participation right in which the Investor has the right to participate, at the Investor’s discretion and during the Commitment Period, in up to twenty-five percent (25%) of the amount sold in any debt or equity financing (the “Participation Right”). Within two (2) Trading Days prior to the consummation of a financing (provided, however, that with respect to any public offering of the Company’s securities, the aforementioned time frame shall instead be upon the commencement of offers to the public), the Company will provide the Investor with written notice of the consummation of such financing, along with copies of the transaction documents. The Investor will then have up to five (5) Trading Days to elect to purchase up to twenty-five percent (25%) of the amount of debt or equity securities issued in such transaction on the most favorable terms and conditions offered to any other purchaser of the same securities. The Company and the Investor agreed that if the Company breaches its obligations with respect to the Participation Right, the Investor’s sole and exclusive remedy is to receive liquidated damages.

Weekly Sales Cap

The Investor agreed that, so long as no event of default) has occurred under any Pre-Paid Purchase, it will not sell, during any calendar week, shares of Common Stock in an amount exceeding fifteen percent (15%) of the total weekly dollar trading volume of the Common Stock on all trading markets for such week.

Covenants; Indemnification; Representations and Warranties

The Company agreed that it shall not enter into any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits Company: (i) from entering into a Variable Rate Transaction with the Investor or any affiliate of the Investor, or (ii) from issuing Common Stock, preferred stock, warrants, convertible notes, Pre-Paid Purchases, other debt securities, or any other Company securities to the Investor or any affiliate of the Investor, in each case without first obtaining the prior written consent of the Investor, which may be granted or withheld in the Investor’s sole and absolute discretion.

In addition, the Company agreed to file a registration statement on Form S-1 (the “Initial Registration Statement”) registering at least 5,000,000 shares of Common Stock for their resale. The Company agreed to use its reasonable best efforts to cause the Initial Registration Statement to be deemed effective by the U.S. Securities and Exchange Commission (“SEC”) as soon as possible after the Initial Registration Statement’s filing.

The Company agreed to reserve 8,000,000 shares of Common Stock from its authorized and unissued Common Stock to provide for all issuances of Common Stock under the Purchase Agreement and all Pre-Paid Purchases (the “Share Reserve”). The Company also further agreed to add additional Common Stock to the Share Reserve in increments of 100,000 shares of Common Stock as and when requested by Investor if as of the date of any such request the number of shares being held in the Share Reserve is less than three (3) times the number of Common Stock equal to the Pre-Paid Purchase Outstanding Balance divided by the Purchase Share Purchase Price.

The Company and the Investor agreed to other customary covenants, closing conditions, indemnification provisions and made customary representations and warranties.

Termination

The Company has the right to terminate the Purchase Agreement upon ten (10) days’ prior written notice to the Investor so long as no Pre-Paid Purchases are outstanding.

Guaranties, Security Agreement and Pledge Agreement

AGA and Pacific Sun each entered into a Guaranty for the benefit of Investor (each of AGA and Pacific Sun, in its capacity as a guaranty under the applicable Guaranty, a “Guarantor”). Pursuant to each Guaranty, the Guarantor agreed to absolutely and unconditionally guaranty the prompt payment in full of the Obligations.

Pursuant to the Security Agreement and the Pledge Agreement, the Company’s obligations under the Pre-Paid Purchases and the other Transaction Documents are secured by: (i) the Collateral, which includes the assets of AGA and Pacific Sun; and (ii) the equity interests in AGA and Pacific Sun. The Investor has a first-position security interest (“Security Interest”) in all right, title, interest, claims, and demands of the Company in and to the Collateral, which Security Interest is subordinate only to Permitted Liens.

The Company agreed not to grant or create any security interest, claim, transfer restriction, lien, pledge or other encumbrance with respect to the Collateral or attempt to or actually sell, transfer or otherwise dispose of the Collateral, until the Secured Obligations have been paid and performed in full.

The Closing of the Initial Pre-Paid Purchase took place on September 26, 2025. The Company is not required by Nasdaq’s rules to obtain shareholder approval to issue the Commitment Shares and/or the Pre-Delivery Shares.

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto by the Purchase Agreement, the Initial Pre-Paid Purchase, the Guaranty, the Security Agreement, and the Pledge Agreement, as applicable, filed herein as Appendix A, Appendix B, Appendix C, and Appendix D, respectively.

ELOC Share Issuance

Nasdaq Listing Rule 5635(d) requires majority shareholder approval for a 20% Issuance (as defined below).

“20% Issuance”means the issuance or potential issuance of securities pursuant to the Purchase Agreement, taking into account the issuance or potential issuance of securities pursuant to any agreement in any future offering deemed integrated with the transactions contemplated by this Agreement, constitutes twenty percent (20%) or greater of the total issued and outstanding shares of Common Stock or voting power either immediately preceding the date of the execution of the Purchase Agreement if signed prior to 4:00pm Eastern or the date of the execution of the Purchase Agreement if signed after 4:00pm Eastern.

“Minimum Price”means a price that is the lower of: (i) (A) the closing price of the Common Stock (as reflected on Nasdaq.com) immediately preceding the signing of the Purchase Agreement if signed prior to 4:00 p.m. Eastern, or (B) if signed after 4:00 p.m. Eastern, the closing price of the Common Stock on the date of signing of the Purchase Agreement; and (ii) the average closing price of the Common Stock (as reflected on Nasdaq.com) for the five (5) trading days consisting of either (A) the five (5) trading days immediately preceding the signing of the Purchase Agreement if signed prior to 4:00 p.m. Eastern, or (B) if signed after 4:00 p.m. Eastern, the date of signing of this Agreement together with the four (4) trading days immediately preceding that date.

The closing price of our common stock on Nasdaq on September 23, 2025, the date of the signing of the Purchase Agreement, was $5.29 per share. In order to comply with Nasdaq Listing Rule 5635(d), any issuance of shares of common stock pursuant to the Agreement that is equal to or exceeding 20% of our outstanding shares at a price below the Minimum Price with require stockholder approval. Pursuant to the Purchase Agreement, we will be prohibited from issuing shares of Common Stock that violate Listing Rule 5635(d) of Nasdaq until a date at least twenty (20) days after the date on which this Information Statement has been first mailed to the shareholder.

Effect of ELOC Share Issuance on Shareholders

The issuances of shares under the ELOC will dilute shareholder voting power, potential earnings per share, liquidation rights, and may reduce the book and market value of our Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information with respect to the beneficial ownership of our common stock as of the Record Date of September 16, 2025 by:

●	each of our executive officers and directors;

●	all of our current directors and executive officers as a group; and

●	each person or entity, or group of persons or entities, known by us to own beneficially more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. In general, under these rules a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of September 16, 2025. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Percentage ownership is based on 677,121 shares of Common Stock and 6,372,874 shares of outstanding Series B Preferred Stock as of September 16, 2025.

Number of Shares Beneficially Owned					Beneficial Ownership Percentages
Name and Address of Beneficial Owner(1)	Common Stock		Series B Preferred Stock		Percent of Common Stock		Percent of Series B Preferred Stock(2)	Percent of Voting Stock(2)
Officers and Directors
Braeden Lichti, Non-employee, Non-executive Chairman of the Board	784	(3)	3,336,437	(4)	*	%	52.35%	47.34%
Graydon Bensler, Non-employee Chief Executive Officer, Chief Financial Officer and Director	213	(4)	3,036,437	(5)	*	%	47.65%	43.07%
Jeffrey Parry, Director	20	(6)	0		*	%	0%	* %
George Kovalyov, Director	6	(7)	0		*	%	0%	* %
Juliana Daley, Director	10	(8)	0		*	%	0%	* %
All executive officers and directors as a group (5 persons)	1,033	(9)	6,372,874		*	%	100%	90.41%

5%+ Stockholders of Series B Preferred Stock
Northstrive Companies Inc.(10)	**		3,336,437	(3)	**		52.35%	47.32%
GB Capital Ltd(11)	172	(12)**	3,036,437	(5)	**		47.65%	43.10%
5%+ Stockholders of Common Stock
-	-		-		-		-	-

*	Denotes less than one (1%) percent.

**	This shareholder is not a 5% or greater holder of Common Stock, only a 5% or greater holder of Series B Preferred Stock. As of September 16, 2025, the Company does not have any 5% or greater shareholders of Common Stock. The purpose of the subcategory “5%+ Stockholders of Series Preferred Stock” in this Security Ownership of Certain Beneficial Owners and Management table is only meant to indicate the shareholders who own a 5% or greater percentage.

(1)	Unless otherwise indicated, the business address of each of the individuals is our address of c/o PMGC Inc., 120 Newport Center Drive, Ste. 249, Newport Beach, CA 92660.

(2)	Rounded to the nearest tenth percent.

(3)	Consists of (i) 41 shares of Common Stock that Mr. Lichti has the right to acquire from us within 60 days of September 16, 2025 pursuant to the exercise of stock options previously granted under the Amended 2020 Equity Incentive Plan, (ii) 390 shares of Common Stock held by BWL Investments Ltd., of which Mr. Lichti has sole voting and dipositive power over the shares, (iii) 170 shares of Common Stock held by BWL Holdings Ltd., of which Mr. Lichti has sole voting and dipositive power over the shares, (iv) 170 shares of Common Stock held by Northstrive Fund II LP, of which Mr. Lichti has sole voting and dipositive power over the shares and (v) 13 shares of Common Stock underlying warrants held by BWL Investments Ltd.

(4)	These shares of Series B Preferred Stock are held through Northstrive Companies Inc., a California corporation wholly owned by Braeden Lichti, the Company’s non-employee, non-Executive Chairman. Mr. Lichti has sole voting and dispositive power over these shares.

(5)	Consists of (i) 172 shares of Common Stock held by GB Capital Ltd, of which Mr. Bensler has sole voting and dipositive power over the shares and (ii) 41 shares of Common Stock that Mr. Bensler has the right to acquire from us within 60 days of September 16, 2025 pursuant to the exercise of stock options previously granted under the Amended 2020 Equity Incentive Plan.

(6)	These shares of Series B Preferred Stock are held through GB Capital Ltd, a British Columbia, Canada corporation wholly owned by Graydon Bensler, the Company’s non-Employee Chief Executive Officer, Chief Financial Officer, and Director. Mr. Bensler has sole voting and dispositive power over these shares.

(7)	Consists of (i) 9 shares of Common Stock and (ii) 11 shares of Common Stock that Mr. Parry has the right to acquire from us within 60 days of September 16, 2025, pursuant to the exercise of stock options previously granted under the Amended 2020 Equity Incentive Plan.

(8)	Consists of 6 shares of Common Stock that Mr. Kovalyov has the right to acquire from us within 60 days of September 16, 2025, pursuant to the exercise of stock options previously granted under the Amended 2020 Equity Incentive Plan.

(9)	Consists of (i) one share of Common Stock and (ii) 9 shares of Common Stock that Ms. Daley has the right to acquire from us within 60 days of September 16, 2025, pursuant to the exercise of stock options previously granted under the Amended 2020 Equity Incentive Plan.

(10)	Consists of (i) 912 shares of Common Stock beneficially owned by our directors and executive officers, (ii) 108 shares of Common Stock underlying outstanding options, exercisable within 60 days of September 16, 2025 and (iii) 13 shares of Common Stock underlying warrants.

(11)	Northstrive Companies Inc. is an entity wholly owned by Braeden Lichti, the Company’s non-Employee, non-executive Chairman. Mr. Lichti has sole voting and dispositive power over the shares of Series B Preferred Stock held by Northstrive Companies Inc.

(12)	GB Capital Ltd is an entity wholly owned by Graydon Bensler, the Company’s non-Employee Chief Executive Officer, Chief Financial Officer, and Director. Mr. Bensler has sole voting and dispositive power over the shares of Series B Preferred Stock held by GB Capital Ltd.

(13)	Consists of 172 shares of Common Stock held by GB Capital Ltd.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No person who has been our officer or director, or to our knowledge, any of their associates, has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon. None of our directors opposed the actions to be taken by the Company.

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC under the Exchange Act. You may obtain copies of this information by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports and other information about issuers that file electronically with the SEC. The address of that website is www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to shareholders who share a single address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 120 Newport Center Drive, Suite 249, Newport Beach, CA 92660.

If multiple shareholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each shareholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to shareholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the shareholders of the Company only for information purposes in connection with the Majority Shareholders’ approval of the Adoption of 2025 Plan and the Authorized Shares Increase, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the SEC. Such reports and other information and a copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC in 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the web site is www.sec.gov.

By Order of the Board of Directors,

Braeden Lichti Non-employee, Non-Executive Chairman of the Board of Directors
October [*], 2025

Appendix A

Securities Purchase Agreement

This Securities Purchase Agreement (this “Agreement”), dated as of September 23, 2025, is entered into by and between PMGC Holdings Inc., a Nevada corporation (“Company”), and [ ], its successors and/or assigns (“Investor”). Capitalized terms used but not otherwise defined herein will have the meanings set forth in Section 15.

A. Company and Investor are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

B. Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement: (i) one or more Secured Pre-Paid Purchases, in form substantially similar to that attached hereto as Exhibit A (each, a “Pre-Paid Purchase”), in the aggregate purchase amount of up to $20,000,000.00 (the “Commitment Amount”), for the purchase of shares of common stock, par value $0.0001 per share, of Company (the “Common Shares”), upon the terms and subject to the limitations and conditions set forth in such Pre-Paid Purchase; (ii) 56,700 Common Shares to be delivered by Company to Investor at Closing (as defined below) as a commitment fee for the Pre-Paid Purchase facility set forth herein (the “Commitment Shares”); and (iii) 10,300 Common Shares to be delivered to Investor at Closing (as defined below) to be used as pre-delivery shares (the “Pre-Delivery Shares”).

C. This Agreement, the Pre-Paid Purchases, the Guaranties (as defined below), the Security Agreement (as defined below), the Pledge Agreement (as defined below), and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents.”

D. For purposes of this Agreement: “Purchase Shares” means all Common Shares issuable pursuant to the Pre-Paid Purchases; and “Securities” means the Pre-Paid Purchases, the Commitment Shares, Pre-Delivery Shares, and the Purchase Shares.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows:

1. Purchase and Sale of Securities.

1.1. Securities. Company shall issue and sell to Investor and Investor shall purchase from Company the Securities. In consideration thereof, Investor shall pay the Purchase Price (as defined below) at Closing.

1.2. Form of Payment. On the Closing Date (as defined below), Investor shall pay to Company via wire transfer of immediately available funds: (i) the Purchase Price against delivery of Pre-Paid Purchase #1 in the original principal amount of $5,000,000.00 (the “Initial Pre-Paid Purchase”) and the Commitment Shares; and (ii) the Pre-Delivery Purchase Price (as defined below) against delivery of the Pre-Delivery Shares.

1.3. Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 8 and Section 9 below, the date of the issuance and sale of the Initial Pre-Paid Purchase and the Pre-Delivery Shares pursuant to this Agreement (the “Closing Date”) shall be September 26, 2025, or another mutually agreed upon date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date by means of the exchange by email of signed .pdf documents, but shall be deemed for all purposes to have occurred at the offices of [ ].

1.4. Subsidiary Guarantees. Each of the following subsidiaries of the Company (collectively, the “Subsidiaries” and each, a “Subsidiary”) shall execute and deliver to the Company a guaranty, in the form attached to this Agreement as the applicable exhibit referenced below (each, a “Guaranty,” and collectively, the “Guaranties”): (i) AGA Precision Systems LLC, a California limited liability company (“AGA”), pursuant to the guaranty attached hereto as Exhibit B-1; and (ii) Pacific Sun Packaging Inc., a California corporation (“Pacific Sun”), pursuant to the guaranty attached hereto as Exhibit B-2.

1.5. Collateral for Pre-Paid Purchases. Company’s obligations under the Pre-Paid Purchases and the other Transaction Documents will be secured by: (a) the collateral set forth in the Security Agreement attached hereto as Exhibit C (the “Security Agreement”); and (b) a pledge of Company’s equity interests in the Subsidiaries pursuant to the Pledge Agreement attached hereto as Exhibit D (the “Pledge Agreement”).

1.6. Purchase Price. The Initial Pre-Paid Purchase carries an original issue discount of $425,000.00 (“OID”). The OID for the Initial Pre-Paid Purchase will be included in the initial principal balance of the Initial Pre-Paid Purchase. In addition, Company agrees to pay $30,000.00 to Investor to cover Investor’s legal fees, accounting costs, due diligence, and other transaction costs incurred in connection with the purchase and sale of the Initial Pre-Paid Purchase (the “Transaction Expense Amount”). The OID and Transaction Expense Amount will be included in the initial principal balance of the Initial Pre-Paid Purchase. The initial purchase price payable to Company at Closing shall be $4,545,000.00 (the “Initial Purchase Price”), computed as follows: $5,000,000.00 initial principal balance, less the OID, less the Transaction Expense Amount. In addition to the Initial Purchase Price, Investor will also pay $6.70 to Company for the Pre-Delivery Shares (the “Pre-Delivery Purchase Price,” and together with the Initial Purchase Price, the “Purchase Price”).

1.7. Request for Additional Pre-Paid Purchases. The parties hereby agree that Company may, at its sole and absolute discretion, at any time and from time to time during the Commitment Period, subject to the satisfaction of the conditions set forth in Annex I attached hereto, request a Pre-Paid Purchase in an amount no more than the Maximum Purchase Amount and no less than the Minimum Purchase Amount from Investor by providing a written notice of such request to Investor (each, a “Request”). The closing of each Pre-Paid Purchase shall take place on or before the third (3rd) Trading Day (as defined in the Initial Pre-Paid Purchase) following the date of such Request (the date of the closing of each Pre-Paid Purchase shall be referred to as the “Pre-Paid Purchase Date”). Subject to the satisfaction of the conditions set forth in Annex I attached hereto as of such Pre-Paid Purchase Date, Investor shall pay to Company the amount set forth in such Request (which amount shall serve as the purchase price of such Pre-Paid Purchase) in immediately available funds to an account designated by Company in writing on each Pre-Paid Purchase Date (except in respect of the Initial Pre-Paid Purchase, which shall be paid at Closing) immediately following delivery of the applicable fully executed Pre-Paid Purchase in a form substantially similar to the Initial Pre-Paid Purchase except as noted in this Section 1.7. Each Pre-Paid Purchase will be considered a separate instrument with a separate outstanding balance and holding period. The OID for each subsequent Pre-Paid Purchase after the Initial Pre-Paid Purchase will be eight and one-half percent (8.5%) of the amount set forth in the applicable Request, and each subsequent Pre-Paid Purchase will accrue interest at the rate of eight and one-half percent (8.5%) per annum. The Floor Price (as defined in the Pre-Paid Purchases) per Common Share of each subsequent Pre-Paid Purchase will be twenty percent (20%) of the Nasdaq Minimum Price on the Pre-Paid Purchase Date.

2. Investor’s Representations and Warranties. Investor represents and warrants to Company that as of the Closing Date: (i) this Agreement has been duly and validly authorized; (ii) this Agreement constitutes a valid and binding agreement of Investor enforceable in accordance with its terms; and (iii) Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act.

3. Company’s Representations and Warranties. Company represents and warrants to Investor that as of the Closing Date: (i) Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Company is duly qualified to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) Company has registered its Common Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company and all necessary actions have been taken; (v) this Agreement and all the other Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms; (vi) the execution and delivery of the Transaction Documents by Company, the issuance of the Securities in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including, without limitation, any listing agreement for the Common Shares, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets; (vii) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any investor or lender of Company is required to be obtained by Company for the issuance of the Securities to Investor or the entering into of the Transaction Documents; (viii) none of Company’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (ix) Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (x) there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against or affecting Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a material adverse effect on Company or which would adversely affect the validity or enforceability of, or the authority or ability of Company to perform its obligations under, any of the Transaction Documents; (xi) Company has not consummated any financing transaction or any other material transaction or event that has not been disclosed in a periodic filing or current report with the SEC under the 1934 Act, except as set forth in Schedule 3(xi); (xii) Company is not, nor has it been at any time in the previous twelve (12) months, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act; (xiii) with respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Company to any person or entity as a result of this Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; (xiv) Investor shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, members, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed Broker Fees; (xv) neither Investor nor any of its officers, directors, stockholders, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; (xvi) Company acknowledges that the State of Utah has a reasonable relationship and sufficient contacts to the transactions contemplated by the Transaction Documents and any dispute that may arise related thereto such that the laws and venue of the State of Utah, as set forth more specifically in Section 16.2 below, shall be applicable to the Transaction Documents and the transactions contemplated therein; (xvii) Company acknowledges that Investor is not registered as a ‘dealer’ under the 1934 Act; (xviii) Company has performed due diligence and background research on Investor and its affiliates and has received and reviewed the due diligence packet provided by Investor; (xix) Company agrees that each Pre-Paid Purchase issued hereunder will be deemed to be a security under the 1933 Act for all purposes and agrees not to take a contrary position in any document, statement, setting, or situation; and (xx) Company does not own any material assets other than its equity interests in the Subsidiaries. Company, being aware of the matters and legal issues described in subsections (xvii) and (xviii) above, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Transaction Documents and covenants and agrees it will not use any such information or legal theory as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify, reduce, rescind or void such obligations.

4. Company Covenants. Until all of Company’s obligations under all of the Transaction Documents are paid and performed in full, or within the timeframes otherwise specifically set forth below, Company will at all times comply with the following covenants: (i) so long as Investor beneficially owns any of the Securities and for at least twenty (20) Trading Days thereafter, Company will remain in good standing with its Principal Market and timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination, provided, however, that if the Company fails to make any such filing by the applicable deadline, Company shall have a period of fifteen (15) calendar days following such deadline within which to cure such failure by making the required filing; (ii) when issued, the Commitment Shares, the Pre-Delivery Shares, and the Purchase Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; (iii) the Common Shares shall be listed or quoted for trading on NYSE, NYSE American, or Nasdaq; (iv) trading in the Common Shares will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on Company’s Principal Market; (v) Company will not make any Restricted Issuance (as defined below) without Investor’s prior written consent, which consent may be granted or withheld in Investor’s sole and absolute discretion; and (vi) Company shall not enter into any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits Company: (a) from entering into a Variable Rate Transaction with Investor or any affiliate of Investor, or (b) from issuing Common Shares, preferred stock, warrants, convertible notes, Pre-Paid Purchases, other debt securities, or any other Company securities to Investor or any affiliate of Investor, in each case without first obtaining the prior written consent of Investor, which may be granted or withheld in Investor’s sole and absolute discretion.

5. Additional Covenants. Company covenants with Investor as follows, which covenants are for the benefit of Investor during the Commitment Period:

5.1. Registration Statement.

(a) The Registration Statement. Company will file, in accordance with the provisions of the 1933 Act and the rules and regulations thereunder, with the SEC within thirty (30) days from the Closing Date a registration statement on Form S-1 (the “Initial Registration Statement”) registering at least 5,000,000 Common Shares for the resale of the Commitment Shares, the Purchase Shares the Pre-Delivery Shares, and any other Common Shares issuable pursuant to this Agreement or the Pre-Paid Purchases, including a base prospectus, with respect to the issuance and sale of securities by Company, including Common Shares, which contains, among other things a Plan of Distribution section disclosing the methods by which Company may sell the Common Shares. Except where the context otherwise requires, the Initial Registration Statement, as amended when it becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus subsequently filed with the SEC pursuant to Rule 424(b) (a “Prospectus”) under the 1933 Act or deemed to be a part of the Initial Registration Statement pursuant to Rule 430B of the 1933 Act, is herein called the “Registration Statement.” Company will use its reasonable best efforts to cause the Initial Registration Statement to be deemed effective by the SEC as soon as possible after the Initial Registration Statement’s filing. Company covenants to file one or more Registration Statements as necessary to have sufficient Common Shares registered at all times to accommodate the full Commitment Amount. Company covenants to file a new Registration Statement prior to the expiration of the Initial Registration Statement. Following effectiveness of the Initial Registration Statement, Company will use reasonable best efforts to maintain the effectiveness of the Initial Registration Statement, or any subsequent Registration Statements, at all times Investor owns any of the Securities.

(b) Initial Disclosure. Within four (4) business days after the execution of the Initial Pre-Paid Purchase, Company shall file with the SEC a current report on Form 8-K or such other appropriate form as determined by counsel to Company (the “Current Report”), relating to the transactions contemplated by this Agreement disclosing all information relating to the transaction contemplated hereby required to be disclosed therein.

(c) Information Statement Filing. Company shall promptly prepare and file with the SEC a preliminary Information Statement on Schedule 14C (the “Preliminary 14C”) relating to the corporate actions contemplated by this Agreement. Company shall file the definitive Information Statement on Schedule 14C (the “Definitive 14C”) with the SEC no later than the date that is twenty (20) calendar days following the Closing Date.

(d) Amendments and Other Filings. Company shall (i) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the related prospectus used in connection with such Registration Statement, and (ii) all Periodic Reports as may be necessary to keep such Registration Statement effective at all times during the Commitment Period.

(e) Blue-Sky. To the extent legally required, Company shall use its commercially reasonable efforts to, if required by Applicable Laws, (i) register and qualify the Common Shares covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Commitment Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Commitment Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Common Shares for sale in such jurisdictions. Company shall promptly notify Investor of the receipt by Company of any notification with respect to the suspension of the registration or qualification of any of the Common Shares for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

5.2. Listing of Common Shares. As of each Purchase Notice Date, Company will use its commercially reasonable efforts to cause the Purchase Shares to be listed on the Principal Market.

5.3. Notice of Certain Events Affecting Registration; Suspension of Right to Request a Pre-Paid Purchase. Company will promptly notify Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of a Registration Statement or related Prospectus (in each of which cases the information provided to Investor will be kept strictly confidential): (i) except for requests made in connection with SEC investigations, receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement or any request for amendments or supplements to the Registration Statement or related Prospectus; (ii) the issuance by the SEC or any other federal governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Shares for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related Prospectus to comply with the 1933 Act or any other law; (v) Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate and Company will promptly make available to Investor any such supplement or amendment to the related Prospectus. Investor shall not deliver to Company any Purchase Notice, and Company shall not sell any Purchase Shares pursuant to any pending Purchase Notice, during the continuation of any of the foregoing events (each of the events described in the immediately preceding clauses (i) through (v), inclusive, a “Material Outside Event”). Company shall be obligated to cure any Material Outside Event within ten (10) Trading Days. Notwithstanding anything to the contrary contained in this paragraph, consistent with Section 5.6, Company may not disclose to the Investor any material information not yet publicly available or disclosed to other shareholders.

5.4. Market Activities. Company will not, directly or indirectly, take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the manipulation of the price of any security of Company under Regulation M of the 1934 Act.

5.5. No Frustration. Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of Company to perform its obligations under the Transaction Documents to which it is a party, including, without limitation, the obligation of Company to deliver the Purchase Shares to Investor pursuant to a Purchase Notice.

5.6. Material Non-Public Information. From and after the filing of the Current Report with the SEC, Company shall have publicly disclosed all material, non-public information delivered to Investor (or Investor’s representatives or agents) by Company or any of its subsidiaries, or any of their respective officers, directors, employees, agents or representatives (if any) in connection with Company and any of its subsidiaries.  Company understands and confirms that Investor will rely on the foregoing representations in effecting resales of Purchase Shares under the Registration Statement. Company covenants and agrees that, other than with Investor’s prior consent, it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information (as determined under the 1933 Act, the 1934 Act, or the rules and regulations of the SEC) to Investor without also disseminating such information to the public within a reasonable time period thereafter, unless prior to disclosure of such information Company identifies such information as being material non-public information and provides Investor with the opportunity to accept or refuse to accept such material non-public information for review.

5.7. Exchange Cap. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, prior to Closing, Company shall seek and obtain shareholder approval of the transactions contemplated herein and the potential issuance of shares to Investor in excess of the requirements of Nasdaq Listing Rule 5635(d) (the “Shareholder Approval”).

6. Indemnification.

6.1. Indemnification by Company. In consideration of Investor’s execution and delivery of this Agreement and acquiring the Pre-Paid Purchases hereunder, and in addition to all of Company’s other obligations under this Agreement, Company shall defend, protect, indemnify and hold harmless Investor and its officers, directors, managers, members, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls Investor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Purchase Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Company by or on behalf of Investor specifically for inclusion therein; (b) any material misrepresentation or breach of any material representation or material warranty made by Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (c) any material breach of any material covenant, material agreement or material obligation of Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by Company may be unenforceable under Applicable Laws, Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Laws.

6.2. Indemnification by Investor. In consideration of Company’s execution and delivery of this Agreement, and in addition to all of Investor’s other obligations under this Agreement, Investor shall defend, protect, indemnify and hold harmless Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Purchase Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Investor will only be liable for written information relating to Investor furnished to Company by or on behalf of Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Investor by or on behalf of Company specifically for inclusion therein; (b) any misrepresentation or breach of any representation or warranty made by Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by Investor; or (c) any breach of any covenant, agreement or obligation of Investor contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by Investor. To the extent that the foregoing undertaking by Investor may be unenforceable under Applicable Laws, Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Laws.

6.3. Notice of Claims. Promptly after receipt by an Investor Indemnitee or Company Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee, as applicable, shall, if a claim for an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Section 6 except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the actual and reasonable third party fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to Investor Indemnitee or Company Indemnitee which relates to such action or claim. The indemnifying party shall keep Investor Indemnitee or Company Indemnitee reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of Investor Indemnitee or Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and payment therefor is due.

7. Termination. So long as no Pre-Paid Purchases are outstanding and Investor owns no Purchase Shares, Company will have the right to terminate this Agreement upon ten (10) days’ prior written notice to Investor.

8. Conditions to Company’s Obligation to Sell. The obligation of Company hereunder to issue and sell the Initial Pre-Paid Purchase, the Pre-Delivery Shares, and the Commitment Shares to Investor at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

8.1. Investor shall have executed all applicable Transaction Documents and delivered the same to Company.

8.2. Investor shall have delivered the Purchase Price to Company in accordance with Section 1.2 above.

9. Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Initial Pre-Paid Purchase, the Pre-Delivery Shares, and the Commitment Shares at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

9.1. Company shall have executed all applicable Transaction Documents and delivered the same to Investor.

9.2. Company shall have issued the Commitment Shares and Pre-Delivery Shares to Investor.

9.3. Company shall deliver to the Investor a certificate, duly executed by an authorized officer of the Company, certifying that the Shareholder Approval has been obtained.

9.4. Company shall have delivered to Investor a fully executed Irrevocable Letter of Instructions to Transfer Agent (the “TA Letter”) substantially in the form attached hereto as Exhibit E acknowledged and agreed to in writing by Company’s transfer agent (the “Transfer Agent”).

9.5. Company shall have delivered to Investor a fully executed Secretary’s Certificate substantially in the form attached hereto as Exhibit F, evidencing Company’s approval of the Transaction Documents.

9.6. Company shall have delivered to Investor a fully executed Share Issuance Resolution substantially in the form attached hereto as Exhibit G to be delivered to the Transfer Agent.

9.7. Company shall have delivered to Investor fully executed Guaranties for each of the Subsidiaries.

9.8. Company shall have delivered to Investor fully executed copies of all other Transaction Documents required to be executed by Company herein or therein.

10. Reservation of Shares. On the date hereof, Company will reserve 8,000,000 Common Shares from its authorized and unissued Common Shares to provide for all issuances of Common Shares under this Agreement and all Pre-Paid Purchases (the “Share Reserve”). Company further agrees to add additional Common Shares to the Share Reserve in increments of 100,000 shares as and when requested by Investor if as of the date of any such request the number of shares being held in the Share Reserve is less than three (3) times the number of Common Shares equal to the Pre-Paid Purchase Outstanding Balance divided by the Purchase Share Purchase Price (as defined in the Pre-Paid Purchases). Company shall further require the Transfer Agent to hold the Common Shares reserved pursuant to the Share Reserve exclusively for the benefit of Investor and to issue such shares to Investor promptly upon Investor’s delivery of a Purchase Notice under the Pre-Paid Purchase. Finally, Company shall require the Transfer Agent to issue Common Shares pursuant to the Pre-Paid Purchase to Investor out of its authorized and unissued shares, and not the Share Reserve, to the extent Common Shares have been authorized, but not issued, and are not included in the Share Reserve. The Transfer Agent shall only issue Common Shares out of the Share Reserve to the extent there are no other authorized shares available for issuance and then only with Investor’s written consent.

11. Most Favored Nation. So long as any Pre-Paid Purchase is outstanding, upon any issuance by Company of any security (including Pre-Paid Purchases issued after the Initial Pre-Paid Purchase) with any term or condition more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to Investor in the Transaction Documents, in all cases solely with respect to the Floor Price or Purchase Share Purchase Price, Company shall notify Investor of such additional or more favorable term and such term, at Investor’s option, shall become a part of the Transaction Documents for the benefit of Investor. Additionally, if Company fails to notify Investor of any such additional or more favorable term, but Investor becomes aware that Company has granted such a term to any third party, Investor may notify Company of such additional or more favorable term and such term shall become a part of the Transaction Documents retroactive to the date on which such term was granted to the applicable third party.

12. Pre-Delivery Shares. At such time as the Pre-Paid Purchase Outstanding Balance is zero and the Commitment Period has ended, Company may repurchase the Pre-Delivery Shares upon a written request delivered to Investor within thirty (30) Trading Days of the later of both such events, and within thirty (30) Trading Days of such written request from Company, Investor shall deliver to Company a number of Common Shares equal to the number of Pre-Delivery Shares (as adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions occurring after the date hereof) delivered to Investor hereunder, and Company will pay Investor $0.0001 for each such Pre-Delivery Share (as adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions occurring after the date hereof) prior to Investor’s delivery of such shares. Investor shall have the right to purchase additional Pre-Delivery Shares from Company from time-to-time at the same $0.0001 per share purchase price (as adjusted for any share splits, share dividends, share combinations, recapitalizations or other similar transactions occurring after the date hereof) so long as the issuance of such Pre-Delivery Shares would not cause Investor’s ownership of Common Shares to exceed the Maximum Percentage (as defined in the Initial Pre-Paid Purchase).

13. Participation Right. During the Commitment Period, Company hereby grants to Investor a participation right, whereby Investor shall have the right to participate at Investor’s discretion in up to twenty-five percent (25%) of the amount sold in any debt or equity financing (the “Participation Right”). Within two (2) Trading Days prior to the consummation of a financing (provided, however, that with respect to any public offering of Company’s securities, the aforementioned time frame shall instead be upon the commencement of offers to the public), Company will provide Investor with written notice of the consummation of such financing, along with copies of the transaction documents. Investor will then have up to five (5) Trading Days (provided, however, that with respect to any public offering of Company’s securities, the aforementioned time frame shall instead be upon the commencement of offers to the public) to elect to purchase up to twenty-five percent (25%) of the amount of debt or equity securities issued in such transaction on the most favorable terms and conditions offered to any other purchaser of the same securities. The parties agree that in the event Company breaches its obligations with respect to the Participation Right, Investor’s sole and exclusive remedy shall be to receive, as liquidated damages, an amount equal to twenty percent (20%) of the amount Investor would have been entitled to invest under the Participation Right. For the avoidance of doubt, Company’s breach of its obligations with respect to the Participation Right will not be considered Event of Default (as defined in each Pre-Paid Purchase) under the Pre-Paid Purchases.

14. Sales Limitation. Investor agrees that, so long as no Event of Default (as defined the Pre-Paid Purchases) has occurred under any Pre-Paid Purchase, it will not sell, during any calendar week, Common Shares in an amount exceeding fifteen percent (15%) of the total weekly dollar trading volume of the Common Shares on all trading markets (including regular and extended trading) for such week (the “Weekly Sales Cap”). In the event Investor breaches such covenant, Company’s sole and exclusive remedy shall be the reduction of the Pre-Paid Purchase Outstanding Balance by the dollar amount that Investor’s sales of Common Shares exceeded the Weekly Sales Cap. For the avoidance of doubt, both the Weekly Sales Cap and Company’s remedy related to such limitation shall expire thirty (30) days after the termination of the Commitment Period.

15. Certain Definitions.

15.1. “Applicable Laws” means all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any sanctions laws.

15.2. “Change of Control” means the transfer (whether by tender offer, merger, stock purchase, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons of Company’s securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of outstanding voting securities of Company, or would otherwise have the power to control Company or to direct the operations of Company.

15.3. “Commitment Period” means the period beginning on the Closing Date and ending on the earlier of: (i) the date that is nine (9) months from the Closing Date, (ii) the date Company has sold $20,000,000.00 in Pre-Paid Purchases hereunder; and (iii) termination of this Agreement. Notwithstanding the foregoing, in the event that a definitive agreement that contemplates a Change of Control is entered into after the Closing, the Commitment Period for any Pre-Paid Purchases shall automatically terminate immediately prior to the consummation of such Change of Control. Company may waive this condition subsequent, at its sole discretion. For the avoidance of doubt, the termination of the Commitment Period will not affect Company’s obligations with respect to Pre-Paid Purchases issued prior to the termination of the Commitment Period.

15.4. “Material Adverse Effect” means a material adverse effect on Company’s business, operations, property or condition (financial or otherwise) or on its ability to perform its obligations hereunder; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions, (ii) conditions generally affecting the industry in which Company or any of its subsidiaries operates, (iii) any changes in financial or securities markets in general, (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, (v) any pandemic, epidemics or human health crises (including COVID-19), (vi) any changes in applicable laws or accounting rules (including GAAP), (vii) the announcement, pendency or completion of the transactions contemplated by the Transaction Documents, (viii) any action required or permitted by the Transaction Documents or any action taken (or omitted to be taken) with the written consent of or at the written request of the Investor; (ix) a reincorporation by Company into another State; or (ii) a Series A Warrant Transaction.

15.5. “Maximum Purchase Amount” means $5,000,000.00 less the Pre-Paid Purchase Outstanding Balance, rounded down to the nearest $1,000.00.

15.6. “Minimum Purchase Amount” means $250,000.00.

15.7. “Nasdaq Minimum Price” means the Minimum Price as defined under Nasdaq Rule 5635(d).

15.8. “Periodic Reports” shall mean Company’s (i) annual reports on Form 10-K, (ii) quarterly report to be filed on Form 10-Q, (iii) current reports to be filed on Form 8-K, and (iv) all other reports required to be filed by Company with the SEC under applicable laws and regulations (including, without limitation, Regulation S-K); provided that all such Periodic Reports shall include, when filed, all information, financial statements, audit reports (when applicable) and other information required to be included in such Periodic Reports in compliance with all applicable laws and regulations.

15.9. “Pre-Paid Purchase Outstanding Balance” means the aggregate outstanding balance of all outstanding Pre-Paid Purchases.

15.10. “Principal Market” means Nasdaq; provided however, that in the event Company’s Common Shares are ever listed or traded on the New York Stock Exchange, or the NYSE American, then the “Principal Market” shall mean such other market or exchange on which Company’s Common Shares are then listed or traded.

15.11. “Purchase Notice” means a written notice in the form of Exhibit A to the Pre-Paid Purchase delivered by Investor to Company requiring Company to sell Purchase Shares to Investor.

15.12. “Purchase Notice Date” means each date Investor delivers to Company a Purchase Notice.

15.13. “Restricted Issuance” means: (1) the issuance, incurrence, or guaranty of any debt obligations (including any merchant cash advance, account receivable factoring, or other similar agreement), other than trade payables in the ordinary course of business; and (2) the issuance of any securities through a Variable Rate Transaction. For the avoidance of doubt, Common Shares issued pursuant to any of the following will not be considered Restricted Issuances: (1) “at-the-market” trading (ATM) facilities; (2) unsecured commercial bank loans and lines of credit (not including equity lines of credit); (3) leases; (4) any transaction involving the acquisition, merger, or otherwise of any business by the Company, unless such transaction results in a Change of Control (as defined in the Initial Pre-Paid Purchase); or (5) an issuance of securities that does not include a Variable Rate Transaction and that is not otherwise prohibited under this Agreement.

15.14. “Variable Rate Transaction” means any transaction involving securities that: (1) have or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Common Shares; (2) are or may become convertible into Common Shares (including without limitation convertible debt, warrants, or convertible preferred shares), with a conversion price that varies with the market price of the Common Shares, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition; (3) have a fixed conversion price, exercise price or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security (A) due to a change in the market price of Company’s Common Shares since the date of the initial issuance or (B) upon the occurrence of specified or contingent events directly or indirectly related to the business of Company (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), or such debt security contains a fixed conversion price with a provision to increase the outstanding balance upon a breach or default; or (4) are issued or will be issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange.

16. Miscellaneous. The provisions set forth in this Section 16 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 16 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.

16.1. Arbitration of Claims. The parties shall submit all Claims (as defined in Exhibit H) arising under this Agreement or any other Transaction Document or any other agreement between the parties and their affiliates or any Claim relating to the relationship of the parties to binding arbitration pursuant to the arbitration provisions set forth in Exhibit H attached hereto (the “Arbitration Provisions”). For the avoidance of doubt, the parties agree that the injunction described in Section 16.3 below may be pursued in an arbitration that is separate and apart from any other arbitration regarding all other Claims arising under the Transaction Documents. The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. By executing this Agreement, Company represents, warrants and covenants that Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Company will not take a position contrary to the foregoing representations. Company acknowledges and agrees that Investor may rely upon the foregoing representations and covenants of Company regarding the Arbitration Provisions.

16.2. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. Each party consents to and expressly agrees that the exclusive venue for arbitration of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the parties’ obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, for any litigation arising in connection with any of the Transaction Documents (and notwithstanding the terms (specifically including any governing law and venue terms) of any transfer agent services agreement or other agreement between the Transfer Agent and Company, such litigation specifically includes, without limitation any action between or involving Company and the Transfer Agent under the TA Letter or otherwise related to Investor in any way (specifically including, without limitation, any action where Company seeks to obtain an injunction, temporary restraining order, or otherwise prohibit the Transfer Agent from issuing Common Shares to Investor for any reason)), each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, (iii) agrees to not bring any such action (specifically including, without limitation, any action where Company seeks to obtain an injunction, temporary restraining order, or otherwise prohibit the Transfer Agent from issuing Common Shares to Investor for any reason) outside of any state or federal court sitting in Salt Lake County, Utah, and (iv) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper. Finally, Company covenants and agrees to name Investor as a party in interest in, and provide written notice to Investor in accordance with Section 16.10 below prior to bringing or filing, any action (including without limitation any filing or action against any person or entity that is not a party to this Agreement, including without limitation the Transfer Agent) that is related in any way to the Transaction Documents or any transaction contemplated herein or therein, including without limitation any action brought by Company to enjoin or prevent the issuance of any Common Shares to Investor by the Transfer Agent, and further agrees to timely name Investor as a party to any such action. Company acknowledges that the governing law and venue provisions set forth in this Section 16.2 are material terms to induce Investor to enter into the Transaction Documents and that but for Company’s agreements set forth in this Section 16.2 Investor would not have entered into the Transaction Documents.

16.3. Specific Performance. Company acknowledges and agrees that Investor may suffer irreparable harm in the event that Company fails to perform any material provision of this Agreement or any of the other Transaction Documents in accordance with its specific terms. It is accordingly agreed that Investor shall be entitled to one or more injunctions to prevent or cure breaches of the provisions of this Agreement or such other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which Investor may be entitled under the Transaction Documents, at law or in equity. Company specifically agrees that: (i) following an Event of Default under any Pre-Paid Purchase, Investor shall have the right to seek and receive injunctive relief from a court or an arbitrator prohibiting Company from issuing any of its Common Shares or preferred stock to any party unless the Pre-Paid Purchase Outstanding Balance is being paid in full simultaneously with such issuance; (ii) following a breach of Section 4(vi) above, Investor shall have the right to seek and receive injunctive relief from a court or arbitrator invalidating such lock-up; and (iii) if Company enters into a definitive agreement that contemplates a Fundamental Transaction (as defined in the Initial Pre-Paid Purchase), unless such agreement contains a closing condition that all outstanding Pre-Paid Purchases are repaid in full upon consummation of the transaction or Investor has provided its written consent in writing to such Fundamental Transaction, Investor shall have the right to seek and receive injunctive relief from a court or arbitrator preventing the consummation of such transaction. Company specifically acknowledges that Investor’s right to obtain specific performance constitutes bargained for leverage and that the loss of such leverage would result in irreparable harm to Investor. For the avoidance of doubt, in the event Investor seeks to obtain an injunction from a court or an arbitrator against Company or specific performance of any provision of any Transaction Document, such action shall not be a waiver of any right of Investor under any Transaction Document, at law, or in equity, including without limitation its rights to arbitrate any Claim pursuant to the terms of the Transaction Documents, nor shall Investor’s pursuit of an injunction prevent Investor, under the doctrines of claim preclusion, issues preclusion, res judicata or other similar legal doctrines, from pursuing other Claims in the future in a separate arbitration.

16.4. Calculation Disputes. Notwithstanding the Arbitration Provisions, in the case of a dispute as to any determination or arithmetic calculation under the Transaction Documents, including without limitation, calculating the Outstanding Balance, Purchase Share Purchase Price, VWAP (each, as defined in the Initial Pre-Paid Purchase) or the number of Purchase Shares (each, a “Calculation”), Company or Investor (as the case may be) shall submit any disputed Calculation via email or facsimile with confirmation of receipt (i) within two (2) Trading Days after receipt of the applicable notice giving rise to such dispute to Company or Investor (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after Investor learned of the circumstances giving rise to such dispute. If Investor and Company are unable to agree upon such Calculation within two (2) Trading Days of such disputed Calculation being submitted to Company or Investor (as the case may be), then Investor will promptly submit via email or facsimile the disputed Calculation to Unkar Systems Inc. (“Unkar Systems”). Investor shall cause Unkar Systems to perform the Calculation and notify Company and Investor of the results no later than ten (10) Trading Days from the time it receives such disputed Calculation. Unkar Systems’ determination of the disputed Calculation shall be binding upon all parties absent demonstrable error. Unkar Systems’ fee for performing such Calculation shall be paid by the incorrect party, or if both parties are incorrect, by the party whose Calculation is furthest from the correct Calculation as determined by Unkar Systems. In the event Company is the losing party, no extension of the Delivery Date (as defined in the Initial Pre-Paid Purchase) shall be granted and Company shall incur all effects for failing to deliver the applicable shares in a timely manner as set forth in the Transaction Documents. Notwithstanding the foregoing, Investor may, in its sole discretion, designate an independent, reputable investment bank or accounting firm other than Unkar Systems to resolve any such dispute and in such event, all references to “Unkar Systems” herein will be replaced with references to such independent, reputable investment bank or accounting firm so designated by Investor.

16.5. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16.6. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

16.7. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

16.8. Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between Company and Investor, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into between Company and Investor, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

16.9. Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

16.10. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer named below or such officer’s successor, or by facsimile (with successful transmission confirmation which is kept by sending party), (ii) the earlier of the date delivered or the third Trading Day after deposit, postage Pre-Paid, in the United States Postal Service by certified mail, or (iii) the earlier of the date delivered or the third Trading Day after mailing by express courier, with delivery costs and fees Pre-Paid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

PMGC Holdings Inc.

Attn: Graydon Bensler

120 Newport Center Dr., Suite 249

Newport Beach, CA 92660

If to Investor:

[ ]

With a copy to (which copy shall not constitute notice):

[ ]

16.11. Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its affiliates, in whole or in part, without the need to obtain Company’s consent thereto. Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder, whether directly or indirectly, without the prior written consent of Investor, and any such attempted assignment or delegation shall be null and void.

16.12. Survival. The representations and warranties of Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor. Company agrees to indemnify and hold harmless Investor and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

16.13. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

16.14. Investor’s Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Investor may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Investor may deem expedient.

16.15. Attorneys’ Fees and Cost of Collection. In the event any suit, action or arbitration is filed by either party against the other to interpret or enforce any of the Transaction Documents, the unsuccessful party to such action agrees to pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees incurred therein, including the same with respect to an appeal. The “prevailing party” shall be the party in whose favor a judgment is entered, regardless of whether judgment is entered on all claims asserted by such party and regardless of the amount of the judgment; or where, due to the assertion of counterclaims, judgments are entered in favor of and against both parties, then the arbitrator shall determine the “prevailing party” by taking into account the relative dollar amounts of the judgments or, if the judgments involve nonmonetary relief, the relative importance and value of such relief. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) any Pre-Paid Purchase is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Investor otherwise takes action to collect amounts due under the Pre-Paid Purchases or to enforce the provisions of the Pre-Paid Purchases, or (ii) there occurs any bankruptcy, reorganization, receivership of Company or other proceedings affecting Company’s creditors’ rights and involving a claim under the Pre-Paid Purchases; then Company shall pay the costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, reasonable attorneys’ fees, expenses, deposition costs, and disbursements.

16.16. Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

16.17. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

16.18. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

16.19. Voluntary Agreement. Company has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for Company to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. Company has had the opportunity to seek the advice of an attorney of Company’s choosing, or has waived the right to do so, and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Investor or anyone else.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

INVESTOR:

/s/

COMPANY:

PMGC Holdings Inc.

By:
Graydon Bensler
Chief Executive Officer

ATTACHED EXHIBITS:

Exhibit A	Initial Pre-Paid Purchase
Exhibit B-1	AGA Precision Systems Guaranty
Exhibit B-2	Pacific Sun Packaging Guaranty
Exhibit C	Security Agreement
Exhibit D	Pledge Agreement
Exhibit E	Irrevocable Transfer Agent Instructions
Exhibit F	Secretary’s Certificate
Exhibit G	Share Issuance Resolution
Exhibit H	Arbitration Provisions

annex I

CONDITIONS PRECEDENT TO INVESTOR’S OBLIGATION TO PURCHASE A PRE-PAID PURCHASE

The obligation of Investor to purchase from Company a Pre-Paid Purchase hereunder on each Pre-Paid Purchase Date is subject to the satisfaction, as of the date of each Request for a Pre-Paid Purchase and each Pre-Paid Purchase Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion by providing Company with prior written notice thereof:

(a)	Company shall have duly executed and delivered to Investor each of the Transaction Documents to which the Company is a party.

(b)	There is an effective Registration Statement pursuant to which Investor is permitted to utilize the prospectus thereunder to sell all of the Purchase Shares issuable pursuant to such Pre-Paid Purchase. The Current Report shall have been filed with the SEC and Company shall have filed with the SEC in a timely manner all reports, notices and other documents required under the 1934 Act and applicable SEC regulations during the twelve-month period immediately preceding the applicable Pre-Paid Purchase Date. Upon request, Investor shall have received an opinion of counsel to Company, in the form reasonably acceptable to Investor, with respect to the effectiveness of the Registration Statement.

(c)	No Material Outside Event shall have occurred and be continuing.

(d)	The 20-day and 200-day median and average daily trading volume must each be greater than or equal to $200,000.00, as reported by Bloomberg, L.P.

(e)	Company shall be in full compliance with the Share Reserve requirements in Section 10 of the Agreement.

(f)	The number of Common Shares that remain available for issuance under the Registration Statement shall be at least 300% of the maximum number of Common Shares issuable pursuant to all outstanding Pre-Paid Purchases (taking into account all Pre-Paid Purchases that will be outstanding upon the closing of the Pre-Paid Purchase requested and calculated based on the lower of the Floor Price (as defined in the Pre-Paid Purchases) and the Purchase Share Purchase Price (as defined in the Pre-Paid Purchases) as of the date of determination without taking into account any of the limitations set forth herein).

(g)	All of the Purchase Shares issuable pursuant to the applicable Pre-Paid Purchase shall have been duly authorized by all necessary corporate action of Company. All Purchase Shares relating to all prior Pre-Paid Purchases required to have been received by Investor under each Pre-Paid Purchase shall have been delivered to Investor in accordance with such Pre-Paid Purchase.

(h)	Upon request, Company shall have delivered to Investor a certificate evidencing the incorporation and good standing of Company as of a date within ten (10) days of the Pre-Paid Purchase Date.

(i)	The board of directors of Company has approved the transactions contemplated by the Transaction Documents and the applicable Pre-Paid Purchase; said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof, and a true, correct and complete copy of such resolutions duly adopted by the board of directors of Company shall have been provided to Investor.

(j)	Each and every representation and warranty of Company shall be true and correct in all material respects (other than representations and warranties qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the date of the Pre-Paid Purchase Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions set forth in each Transaction Document required to be performed, satisfied or complied with by Company at or prior to the applicable Pre-Paid Purchase Date.

(k)	Trading in the Common Shares shall not have been suspended by the SEC, the Principal Market or FINRA, Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Shares on the Principal Market shall be terminated on a date certain (unless, prior to such date certain, the Common Shares are listed or quoted on any subsequent Principal Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by DTC with respect to the Common Shares that is continuing, Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by DTC with respect to the Common Shares is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified Company in writing that DTC has determined not to impose any such suspension or restriction).

(l)	Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale of the Purchase Shares.

(m)	To Company’s knowledge, no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(n)	Since the date of execution of this Agreement, no event or series of events shall have occurred that has resulted in or would reasonably be expected to result in a Material Adverse Effect or an Event of Default.

(o)	The Pre-Paid Purchase Outstanding Balance shall be less than $2,000,000.00.

(p)	The market capitalization of Company must be greater than or equal to $2,500,000.00.

(q)	Company shall have notified the Principal Market of the issuance of all of the Purchase Shares hereunder, in accordance with the Principal Market’s customary process for the listing of additional shares.

(r)	Upon request, Company shall have delivered to Investor a compliance certificate executed by the Chief Executive Officer of Company certifying that Company has complied with all of the conditions precedent to the applicable Pre-Paid Purchase set forth herein and which may be relied upon by Investor as evidence of satisfaction of such conditions without any obligation to independently verify.

(r)	Company and its subsidiaries shall have delivered to Investor such other documents, instruments or certificates relating to the transactions contemplated by this Agreement or the Pre-Paid Purchases as Investor or its counsel may reasonably request.

(s)	The Purchase Shares would be available for immediate resale by Investor in Investor’s brokerage account.

(t)	Company’s stockholder equity as reported in its most recent Periodic Report is at least $3,000,000.00.

(u)	The value of the outstanding Pre-Delivery Shares is at least 50.00% of the Pre-Paid Purchase Outstanding Balance (including the amount set forth in the Request).

(v)	The closing trade price of the Common Shares on the Trading Day preceding the date of the Request is at least $0.25.

Exhibit H

ARBITRATION PROVISIONS

1. Dispute Resolution. For purposes of these arbitration provisions (the “Arbitration Provisions”), the term “Claims” means any disputes, claims, demands, causes of action, requests for injunctive relief, requests for specific performance, liabilities, damages, losses, or controversies whatsoever arising from, related to, or connected with the transactions contemplated in the Transaction Documents and any communications between the parties related thereto, including without limitation any claims of mutual mistake, mistake, fraud, misrepresentation, failure of formation, failure of consideration, promissory estoppel, unconscionability, failure of condition precedent, rescission, and any statutory claims, tort claims, contract claims, or claims to void, invalidate or terminate the Agreement (or these Arbitration Provisions (defined below)) or any of the other Transaction Documents. For the avoidance of doubt, Investor’s pursuit of an injunction or other Claim pursuant to these Arbitration Provisions or with a court will not later prevent Investor under the doctrines of claim preclusion, issue preclusion, res judicata or other similar legal doctrines from pursuing other Claims in a separate arbitration in the future. The parties to the Agreement (the “parties”) hereby agree that the Claims may be arbitrated in one or more arbitrations pursuant to these Arbitration Provisions (one for an injunction or injunctions and a separate one for all other Claims). The term “Claims” specifically excludes a dispute over Calculations. The parties to the Agreement hereby agree that these Arbitration Provisions are binding on each of them. As a result, any attempt to rescind the Agreement (or these Arbitration Provisions) or declare the Agreement (or these Arbitration Provisions) or any other Transaction Document invalid or unenforceable for any reason is subject to these Arbitration Provisions. As a result, any attempt to rescind the Agreement (or these Arbitration Provisions) or any other Transaction Document) or declare the Agreement (or these Arbitration Provisions) or any other Transaction Document invalid or unenforceable pursuant to Section 29 of the 1934 Act or for any other reason is subject to these Arbitration Provisions. Any capitalized term not defined in these Arbitration Provisions shall have the meaning set forth in the Agreement.

2. Arbitration. Except as otherwise provided herein, all Claims must be submitted to arbitration (“Arbitration”) to be conducted exclusively in Salt Lake County, Utah and pursuant to the terms set forth in these Arbitration Provisions. Subject to the arbitration appeal right provided for in Paragraph 5 below (the “Appeal Right”), the parties agree that the award of the arbitrator rendered pursuant to Paragraph 4 below (the “Arbitration Award”) shall be (a) final and binding upon the parties, (b) the sole and exclusive remedy between them regarding any Claims, counterclaims, issues, or accountings presented or pleaded to the arbitrator, and (c) promptly payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Subject to the Appeal Right, any costs or fees, including without limitation attorneys’ fees, incurred in connection with or incident to enforcing the Arbitration Award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The Arbitration Award shall include default interest (as defined or otherwise provided for in the Pre-Paid Purchase, “Default Interest”) (with respect to monetary awards) at the rate specified in the Pre-Paid Purchase for Default Interest both before and after the Arbitration Award. Judgment upon the Arbitration Award will be entered and enforced by any state or federal court sitting in Salt Lake County, Utah.

3. The Arbitration Act. The parties hereby incorporate herein the provisions and procedures set forth in the Utah Uniform Arbitration Act, U.C.A. § 78B-11-101 et seq. (as amended or superseded from time to time, the “Arbitration Act”). Notwithstanding the foregoing, pursuant to, and to the maximum extent permitted by, Section 105 of the Arbitration Act, in the event of conflict or variation between the terms of these Arbitration Provisions and the provisions of the Arbitration Act, the terms of these Arbitration Provisions shall control and the parties hereby waive or otherwise agree to vary the effect of all requirements of the Arbitration Act that may conflict with or vary from these Arbitration Provisions.

4. Arbitration Proceedings. Arbitration between the parties will be subject to the following:

4.1 Initiation of Arbitration. Pursuant to Section 110 of the Arbitration Act, the parties agree that a party may initiate Arbitration by giving written notice to the other party (“Arbitration Notice”) in the same manner that notice is permitted under Section 16.10 of the Agreement (the “Notice Provision”); provided, however, that the Arbitration Notice may not be given by email or fax. Arbitration will be deemed initiated as of the date that the Arbitration Notice is deemed delivered to such other party under the Notice Provision (the “Service Date”). After the Service Date, information may be delivered, and notices may be given, by email or fax pursuant to the Notice Provision or any other method permitted thereunder. The Arbitration Notice must describe the nature of the controversy, the remedies sought, and the election to commence Arbitration proceedings. All Claims in the Arbitration Notice must be pleaded consistent with the Utah Rules of Civil Procedure.

4.2 Selection and Payment of Arbitrator.

(a) Within ten (10) calendar days after the Service Date, Investor shall select and submit to Company the names of three (3) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such three (3) designated persons hereunder are referred to herein as the “Proposed Arbitrators”). For the avoidance of doubt, each Proposed Arbitrator must be qualified as a “neutral” with Utah ADR Services. Within five (5) calendar days after Investor has submitted to Company the names of the Proposed Arbitrators, Company must select, by written notice to Investor, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Company fails to select one of the Proposed Arbitrators in writing within such 5-day period, then Investor may select the arbitrator from the Proposed Arbitrators by providing written notice of such selection to Company.

(b) If Investor fails to submit to Company the Proposed Arbitrators within ten (10) calendar days after the Service Date pursuant to subparagraph (a) above, then Company may at any time prior to Investor so designating the Proposed Arbitrators, identify the names of three (3) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Service by written notice to Investor. Investor may then, within five (5) calendar days after Company has submitted notice of its Proposed Arbitrators to Investor, select, by written notice to Company, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Investor fails to select in writing and within such 5-day period one (1) of the three (3) Proposed Arbitrators selected by Company, then Company may select the arbitrator from its three (3) previously selected Proposed Arbitrators by providing written notice of such selection to Investor.

(c) If a Proposed Arbitrator chosen to serve as arbitrator declines or is otherwise unable to serve as arbitrator, then the party that selected such Proposed Arbitrator may select one (1) of the other three (3) Proposed Arbitrators within three (3) calendar days of the date the chosen Proposed Arbitrator declines or notifies the parties he or she is unable to serve as arbitrator. If all three (3) Proposed Arbitrators decline or are otherwise unable to serve as arbitrator, then the arbitrator selection process shall begin again in accordance with this Paragraph 4.2.

(d) The date that the Proposed Arbitrator selected pursuant to this Paragraph 4.2 agrees in writing (including via email) delivered to both parties to serve as the arbitrator hereunder is referred to herein as the “Arbitration Commencement Date”. If an arbitrator resigns or is unable to act during the Arbitration, a replacement arbitrator shall be chosen in accordance with this Paragraph 4.2 to continue the Arbitration. If Utah ADR Services ceases to exist or to provide a list of neutrals and there is no successor thereto, then the arbitrator shall be selected under the then prevailing rules of the American Arbitration Association.

(e) Subject to Paragraph 4.10 below, the cost of the arbitrator must be paid equally by both parties. Subject to Paragraph 4.10 below, if one party refuses or fails to pay its portion of the arbitrator fee, then the other party can advance such unpaid amount (subject to the accrual of Default Interest thereupon), with such amount being added to or subtracted from, as applicable, the Arbitration Award.

4.3 Applicability of Certain Utah Rules. The parties agree that the Arbitration shall be conducted generally in accordance with the Utah Rules of Civil Procedure and the Utah Rules of Evidence. More specifically, the Utah Rules of Civil Procedure shall apply, without limitation, to the filing of any pleadings, motions or memoranda, the conducting of discovery, and the taking of any depositions. The Utah Rules of Evidence shall apply to any hearings, whether telephonic or in person, held by the arbitrator. Notwithstanding the foregoing, it is the parties’ intent that the incorporation of such rules will in no event supersede these Arbitration Provisions. In the event of any conflict between the Utah Rules of Civil Procedure or the Utah Rules of Evidence and these Arbitration Provisions, these Arbitration Provisions shall control.

4.4 Answer and Default. An answer and any counterclaims to the Arbitration Notice shall be required to be delivered to the party initiating the Arbitration within twenty (20) calendar days after the Arbitration Commencement Date. If an answer is not delivered by the required deadline, the arbitrator must provide written notice to the defaulting party stating that the arbitrator will enter a default award against such party if such party does not file an answer within five (5) calendar days of receipt of such notice. If an answer is not filed within the five (5) day extension period, the arbitrator must render a default award, consistent with the relief requested in the Arbitration Notice, against a party that fails to submit an answer within such time period.

4.5 Related Litigation. The party that delivers the Arbitration Notice to the other party shall have the option to also commence concurrent legal proceedings with any state or federal court sitting in Salt Lake County, Utah (“Litigation Proceedings”), subject to the following: (a) the complaint in the Litigation Proceedings is to be substantially similar to the claims set forth in the Arbitration Notice, provided that an additional cause of action to compel arbitration will also be included therein, (b) so long as the other party files an answer to the complaint in the Litigation Proceedings and an answer to the Arbitration Notice, the Litigation Proceedings will be stayed pending an Arbitration Award (or Appeal Panel Award (defined below), as applicable) hereunder, (c) if the other party fails to file an answer in the Litigation Proceedings or an answer in the Arbitration proceedings, then the party initiating Arbitration shall be entitled to a default judgment consistent with the relief requested, to be entered in the Litigation Proceedings, and (d) any legal or procedural issue arising under the Arbitration Act that requires a decision of a court of competent jurisdiction may be determined in the Litigation Proceedings. Any award of the arbitrator (or of the Appeal Panel (defined below)) may be entered in such Litigation Proceedings pursuant to the Arbitration Act. In the event either party successfully petitions a court to compel arbitration, the losing party in such action shall be required to pay the prevailing party’s attorneys’ fees and costs incurred in connection with such action.

4.6 Discovery. Pursuant to Section 118(8) of the Arbitration Act, the parties agree that discovery shall be conducted as follows:

(a) Written discovery will only be allowed if the likely benefits of the proposed written discovery outweigh the burden or expense thereof, and the written discovery sought is likely to reveal information that will satisfy a specific element of a claim or defense already pleaded in the Arbitration. The party seeking written discovery shall always have the burden of showing that all of the standards and limitations set forth in these Arbitration Provisions are satisfied. The scope of discovery in the Arbitration proceedings shall also be limited as follows:

(i) To facts directly connected with the transactions contemplated by the Agreement.

(ii) To facts and information that cannot be obtained from another source or in another manner that is more convenient, less burdensome or less expensive than in the manner requested.

(b) No party shall be allowed (i) more than fifteen (15) interrogatories (including discrete subparts), (ii) more than fifteen (15) requests for admission (including discrete subparts), (iii) more than ten (10) document requests (including discrete subparts), or (iv) more than three (3) depositions (excluding expert depositions) for a maximum of seven (7) hours per deposition. The costs associated with depositions will be borne by the party taking the deposition. The party defending the deposition will submit a notice to the party taking the deposition of the estimated attorneys’ fees that such party expects to incur in connection with defending the deposition. If the party defending the deposition fails to submit an estimate of attorneys’ fees within five (5) calendar days of its receipt of a deposition notice, then such party shall be deemed to have waived its right to the estimated attorneys’ fees. The party taking the deposition must pay the party defending the deposition the estimated attorneys’ fees prior to taking the deposition, unless such obligation is deemed to be waived as set forth in the immediately preceding sentence. If the party taking the deposition believes that the estimated attorneys’ fees are unreasonable, such party may submit the issue to the arbitrator for a decision. All depositions will be taken in Utah.

(c) All discovery requests (including document production requests included in deposition notices) must be submitted in writing to the arbitrator and the other party. The party submitting the written discovery requests must include with such discovery requests a detailed explanation of how the proposed discovery requests satisfy the requirements of these Arbitration Provisions and the Utah Rules of Civil Procedure. The receiving party will then be allowed, within five (5) calendar days of receiving the proposed discovery requests, to submit to the arbitrator an estimate of the attorneys’ fees and costs associated with responding to such written discovery requests and a written challenge to each applicable discovery request. After receipt of an estimate of attorneys’ fees and costs and/or challenge(s) to one or more discovery requests, consistent with subparagraph (c) above, the arbitrator will within three (3) calendar days make a finding as to the likely attorneys’ fees and costs associated with responding to the discovery requests and issue an order that (i) requires the requesting party to prepay the attorneys’ fees and costs associated with responding to the discovery requests, and (ii) requires the responding party to respond to the discovery requests as limited by the arbitrator within twenty-five (25) calendar days of the arbitrator’s finding with respect to such discovery requests. If a party entitled to submit an estimate of attorneys’ fees and costs and/or a challenge to discovery requests fails to do so within such 5-day period, the arbitrator will make a finding that (A) there are no attorneys’ fees or costs associated with responding to such discovery requests, and (B) the responding party must respond to such discovery requests (as may be limited by the arbitrator) within twenty-five (25) calendar days of the arbitrator’s finding with respect to such discovery requests. Any party submitting any written discovery requests, including without limitation interrogatories, requests for production subpoenas to a party or a third party, or requests for admissions, must prepay the estimated attorneys’ fees and costs, before the responding party has any obligation to produce or respond to the same, unless such obligation is deemed waived as set forth above.

(d) In order to allow a written discovery request, the arbitrator must find that the discovery request satisfies the standards set forth in these Arbitration Provisions and the Utah Rules of Civil Procedure. The arbitrator must strictly enforce these standards. If a discovery request does not satisfy any of the standards set forth in these Arbitration Provisions or the Utah Rules of Civil Procedure, the arbitrator may modify such discovery request to satisfy the applicable standards, or strike such discovery request in whole or in part.

(e) Each party may submit expert reports (and rebuttals thereto), provided that such reports must be submitted within sixty (60) days of the Arbitration Commencement Date. Each party will be allowed a maximum of two (2) experts. Expert reports must contain the following: (i) a complete statement of all opinions the expert will offer at trial and the basis and reasons for them; (ii) the expert’s name and qualifications, including a list of all the expert’s publications within the preceding ten (10) years, and a list of any other cases in which the expert has testified at trial or in a deposition or prepared a report within the preceding ten (10) years; and (iii) the compensation to be paid for the expert’s report and testimony. The parties are entitled to depose any other party’s expert witness one (1) time for no more than four (4) hours. An expert may not testify in a party’s case-in-chief concerning any matter not fairly disclosed in the expert report.

4.7 Dispositive Motions. Each party shall have the right to submit dispositive motions pursuant Rule 12 or Rule 56 of the Utah Rules of Civil Procedure (a “Dispositive Motion”). The party submitting the Dispositive Motion may, but is not required to, deliver to the arbitrator and to the other party a memorandum in support (the “Memorandum in Support”) of the Dispositive Motion. Within seven (7) calendar days of delivery of the Memorandum in Support, the other party shall deliver to the arbitrator and to the other party a memorandum in opposition to the Memorandum in Support (the “Memorandum in Opposition”). Within seven (7) calendar days of delivery of the Memorandum in Opposition, as applicable, the party that submitted the Memorandum in Support shall deliver to the arbitrator and to the other party a reply memorandum to the Memorandum in Opposition (“Reply Memorandum”). If the applicable party shall fail to deliver the Memorandum in Opposition as required above, or if the other party fails to deliver the Reply Memorandum as required above, then the applicable party shall lose its right to so deliver the same, and the Dispositive Motion shall proceed regardless.

4.8 Confidentiality. All information disclosed by either party (or such party’s agents) during the Arbitration process (including without limitation information disclosed during the discovery process or any Appeal (defined below)) shall be considered confidential in nature. Each party agrees not to disclose any confidential information received from the other party (or its agents) during the Arbitration process (including without limitation during the discovery process or any Appeal) unless (a) prior to or after the time of disclosure such information becomes public knowledge or part of the public domain, not as a result of any inaction or action of the receiving party or its agents, (b) such information is required by a court order, subpoena or similar legal duress to be disclosed if such receiving party has notified the other party thereof in writing and given it a reasonable opportunity to obtain a protective order from a court of competent jurisdiction prior to disclosure, or (c) such information is disclosed to the receiving party’s agents, representatives and legal counsel on a need to know basis who each agree in writing not to disclose such information to any third party. Pursuant to Section 118(5) of the Arbitration Act, the arbitrator is hereby authorized and directed to issue a protective order to prevent the disclosure of privileged information and confidential information upon the written request of either party.

4.9 Authorization; Timing; Scheduling Order. Subject to all other sections of these Arbitration Provisions, the parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties’ intent for the Arbitration proceedings to be efficient and expeditious. Pursuant to Section 120 of the Arbitration Act, the parties hereby agree that an Arbitration Award must be made within one hundred twenty (120) calendar days after the Arbitration Commencement Date. The arbitrator is hereby authorized and directed to hold a scheduling conference within ten (10) calendar days after the Arbitration Commencement Date in order to establish a scheduling order with various binding deadlines for discovery, expert testimony, and the submission of documents by the parties to enable the arbitrator to render a decision prior to the end of such 120-day period.

4.10 Relief. The arbitrator shall have the right to award or include in the Arbitration Award (or in a preliminary ruling) any relief which the arbitrator deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the arbitrator may not award exemplary or punitive damages.

4.11 Fees and Costs. As part of the Arbitration Award, the arbitrator is hereby directed to require the losing party (the party being awarded the least amount of money by the arbitrator, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) to (a) pay the full amount of any unpaid costs and fees of the Arbitration, and (b) reimburse the prevailing party for all reasonable attorneys’ fees, arbitrator costs and fees, deposition costs, other discovery costs, and other expenses, costs or fees paid or otherwise incurred by the prevailing party in connection with the Arbitration.

4.12 Motion to Vacate. Following the entry of the Arbitration Award, if either party desires to file a Motion to Vacate the Arbitration Award with a court in Salt Lake County, Utah, it must do so within the earlier of: (a) thirty (30) days of entry of the Arbitration; and (b) in response to the prevailing party’s Motion of Confirm the Arbitration Award.

5. Arbitration Appeal.

5.1 Initiation of Appeal. Following the entry of the Arbitration Award, either party (the “Appellant”) shall have a period of thirty (30) calendar days in which to notify the other party (the “Appellee”), in writing, that the Appellant elects to appeal (the “Appeal”) the Arbitration Award (such notice, an “Appeal Notice”) to a panel of arbitrators as provided in Paragraph 5.2 below. The date the Appellant delivers an Appeal Notice to the Appellee is referred to herein as the “Appeal Date”. The Appeal Notice must be delivered to the Appellee in accordance with the provisions of Paragraph 4.1 above with respect to delivery of an Arbitration Notice. In addition, together with delivery of the Appeal Notice to the Appellee, the Appellant must also pay for (and provide proof of such payment to the Appellee together with delivery of the Appeal Notice) a bond in the amount of 110% of the sum the Appellant owes to the Appellee as a result of the Arbitration Award the Appellant is appealing. In the event an Appellant delivers an Appeal Notice to the Appellee (together with proof of payment of the applicable bond) in compliance with the provisions of this Paragraph 5.1, the Appeal will occur as a matter of right and, except as specifically set forth herein, will not be further conditioned. In the event a party does not deliver an Appeal Notice (along with proof of payment of the applicable bond) to the other party within the deadline prescribed in this Paragraph 5.1, such party shall lose its right to appeal the Arbitration Award. The Arbitration Award will be considered final until the Appeal Notice has been properly delivered and the applicable appeal bond has been posted (along with proof of payment of the applicable bond). The parties acknowledge and agree that any Appeal shall be deemed part of the parties’ agreement to arbitrate for purposes of these Arbitration Provisions and the Arbitration Act.

5.2 Selection and Payment of Appeal Panel. In the event an Appellant delivers an Appeal Notice to the Appellee (together with proof of payment of the applicable bond) in compliance with the provisions of Paragraph 5.1 above, the Appeal will be heard by a three (3) person arbitration panel (the “Appeal Panel”).

(a) Within ten (10) calendar days after the Appeal Date, the Appellee shall select and submit to the Appellant the names of five (5) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such five (5) designated persons hereunder are referred to herein as the “Proposed Appeal Arbitrators”). For the avoidance of doubt, each Proposed Appeal Arbitrator must be qualified as a “neutral” with Utah ADR Services, and shall not be the arbitrator who rendered the Arbitration Award being appealed (the “Original Arbitrator”). Within five (5) calendar days after the Appellee has submitted to the Appellant the names of the Proposed Appeal Arbitrators, the Appellant must select, by written notice to the Appellee, three (3) of the Proposed Appeal Arbitrators to act as the members of the Appeal Panel. If the Appellant fails to select three (3) of the Proposed Appeal Arbitrators in writing within such 5-day period, then the Appellee may select such three (3) arbitrators from the Proposed Appeal Arbitrators by providing written notice of such selection to the Appellant.

(b) If the Appellee fails to submit to the Appellant the names of the Proposed Appeal Arbitrators within ten (10) calendar days after the Appeal Date pursuant to subparagraph (a) above, then the Appellant may at any time prior to the Appellee so designating the Proposed Appeal Arbitrators, identify the names of five (5) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Service (none of whom may be the Original Arbitrator) by written notice to the Appellee. The Appellee may then, within five (5) calendar days after the Appellant has submitted notice of its selected arbitrators to the Appellee, select, by written notice to the Appellant, three (3) of such selected arbitrators to serve on the Appeal Panel. If the Appellee fails to select in writing within such 5-day period three (3) of the arbitrators selected by the Appellant to serve as the members of the Appeal Panel, then the Appellant may select the three (3) members of the Appeal Panel from the Appellant’s list of five (5) arbitrators by providing written notice of such selection to the Appellee.

(c) If a selected Proposed Appeal Arbitrator declines or is otherwise unable to serve, then the party that selected such Proposed Appeal Arbitrator may select one (1) of the other five (5) designated Proposed Appeal Arbitrators within three (3) calendar days of the date a chosen Proposed Appeal Arbitrator declines or notifies the parties he or she is unable to serve as an arbitrator. If at least three (3) of the five (5) designated Proposed Appeal Arbitrators decline or are otherwise unable to serve, then the Proposed Appeal Arbitrator selection process shall begin again in accordance with this Paragraph 5.2; provided, however, that any Proposed Appeal Arbitrators who have already agreed to serve shall remain on the Appeal Panel.

(d) The date that all three (3) Proposed Appeal Arbitrators selected pursuant to this Paragraph 5.2 agree in writing (including via email) delivered to both the Appellant and the Appellee to serve as members of the Appeal Panel hereunder is referred to herein as the “Appeal Commencement Date”. No later than five (5) calendar days after the Appeal Commencement Date, the Appellee shall designate in writing (including via email) to the Appellant and the Appeal Panel the name of one (1) of the three (3) members of the Appeal Panel to serve as the lead arbitrator in the Appeal proceedings. Each member of the Appeal Panel shall be deemed an arbitrator for purposes of these Arbitration Provisions and the Arbitration Act, provided that, in conducting the Appeal, the Appeal Panel may only act or make determinations upon the approval or vote of no less than the majority vote of its members, as announced or communicated by the lead arbitrator on the Appeal Panel. If an arbitrator on the Appeal Panel ceases or is unable to act during the Appeal proceedings, a replacement arbitrator shall be chosen in accordance with Paragraph 5.2 above to continue the Appeal as a member of the Appeal Panel. If Utah ADR Services ceases to exist or to provide a list of neutrals, then the arbitrators for the Appeal Panel shall be selected under the then prevailing rules of the American Arbitration Association.

(e) Subject to Paragraph 5.7 below, the cost of the Appeal Panel must be paid entirely by the Appellant.

5.3 Appeal Procedure. The Appeal will be deemed an appeal of the entire Arbitration Award. In conducting the Appeal, the Appeal Panel shall conduct a de novo review of all Claims described or otherwise set forth in the Arbitration Notice. Subject to the foregoing and all other provisions of this Paragraph 5, the Appeal Panel shall conduct the Appeal in a manner the Appeal Panel considers appropriate for a fair and expeditious disposition of the Appeal, may hold one or more hearings and permit oral argument, and may review all previous evidence and discovery, together with all briefs, pleadings and other documents filed with the Original Arbitrator (as well as any documents filed with the Appeal Panel pursuant to Paragraph 5.4(a) below). Notwithstanding the foregoing, in connection with the Appeal, the Appeal Panel shall not permit the parties to conduct any additional discovery or raise any new Claims to be arbitrated, shall not permit new witnesses or affidavits, and shall not base any of its findings or determinations on the Original Arbitrator’s findings or the Arbitration Award.

5.4 Timing.

(a) Within seven (7) calendar days of the Appeal Commencement Date, the Appellant (i) shall deliver or cause to be delivered to the Appeal Panel copies of the Appeal Notice, all discovery conducted in connection with the Arbitration, and all briefs, pleadings and other documents filed with the Original Arbitrator (which material Appellee shall have the right to review and supplement if necessary), and (ii) may, but is not required to, deliver to the Appeal Panel and to the Appellee a Memorandum in Support of the Appellant’s arguments concerning or position with respect to all Claims, counterclaims, issues, or accountings presented or pleaded in the Arbitration. Within seven (7) calendar days of the Appellant’s delivery of the Memorandum in Support, as applicable, the Appellee shall deliver to the Appeal Panel and to the Appellant a Memorandum in Opposition to the Memorandum in Support. Within seven (7) calendar days of the Appellee’s delivery of the Memorandum in Opposition, as applicable, the Appellant shall deliver to the Appeal Panel and to the Appellee a Reply Memorandum to the Memorandum in Opposition. If the Appellant shall fail to substantially comply with the requirements of clause (i) of this subparagraph (a), the Appellant shall lose its right to appeal the Arbitration Award, and the Arbitration Award shall be final. If the Appellee shall fail to deliver the Memorandum in Opposition as required above, or if the Appellant shall fail to deliver the Reply Memorandum as required above, then the Appellee or the Appellant, as the case may be, shall lose its right to so deliver the same, and the Appeal shall proceed regardless.

(b) Subject to subparagraph (a) above, the parties hereby agree that the Appeal must be heard by the Appeal Panel within thirty (30) calendar days of the Appeal Commencement Date, and that the Appeal Panel must render its decision within thirty (30) calendar days after the Appeal is heard (and in no event later than sixty (60) calendar days after the Appeal Commencement Date).

5.5 Appeal Panel Award. The Appeal Panel shall issue its decision (the “Appeal Panel Award”) through the lead arbitrator on the Appeal Panel. Notwithstanding any other provision contained herein, the Appeal Panel Award shall (a) supersede in its entirety and make of no further force or effect the Arbitration Award (provided that any protective orders issued by the Original Arbitrator shall remain in full force and effect), (b) be final and binding upon the parties, with no further rights of appeal, (c) be the sole and exclusive remedy between the parties regarding any Claims, counterclaims, issues, or accountings presented or pleaded in the Arbitration, and (d) be promptly payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Any costs or fees, including without limitation attorneys’ fees, incurred in connection with or incident to enforcing the Appeal Panel Award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The Appeal Panel Award shall include Default Interest (with respect to monetary awards) at the rate specified in the Pre-Paid Purchase for Default Interest both before and after the Arbitration Award. Judgment upon the Appeal Panel Award will be entered and enforced by a state or federal court sitting in Salt Lake County, Utah.

5.6 Relief. The Appeal Panel shall have the right to award or include in the Appeal Panel Award any relief which the Appeal Panel deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the Appeal Panel may not award exemplary or punitive damages.

5.7 Fees and Costs. As part of the Appeal Panel Award, the Appeal Panel is hereby directed to require the losing party (the party being awarded the least amount of money by the arbitrator, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) to (a) pay the full amount of any unpaid costs and fees of the Arbitration and the Appeal Panel, and (b) reimburse the prevailing party (the party being awarded the most amount of money by the Appeal Panel, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any part) the reasonable attorneys’ fees, arbitrator and Appeal Panel costs and fees, deposition costs, other discovery costs, and other expenses, costs or fees paid or otherwise incurred by the prevailing party in connection with the Arbitration (including without limitation in connection with the Appeal).

6. Miscellaneous.

6.1 Severability. If any part of these Arbitration Provisions is found to violate or be illegal under applicable law, then such provision shall be modified to the minimum extent necessary to make such provision enforceable under applicable law, and the remainder of the Arbitration Provisions shall remain unaffected and in full force and effect.

6.2 Governing Law. These Arbitration Provisions shall be governed by the laws of the State of Utah without regard to the conflict of laws principles therein.

6.3 Interpretation. The headings of these Arbitration Provisions are for convenience of reference only and shall not form part of, or affect the interpretation of, these Arbitration Provisions.

6.4 Waiver. No waiver of any provision of these Arbitration Provisions shall be effective unless it is in the form of a writing signed by the party granting the waiver.

6.5 Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of these Arbitration Provisions.

[Remainder of page intentionally left blank]

Appendix B

SECURED PRE-PAID PURCHASE #1

September 26, 2025 U.S. $5,000,000.00

FOR VALUE RECEIVED, PMGC Holdings Inc., a Nevada corporation (“Company”), promises to pay to [ ], or its successors or assigns (“Investor”), $5,000,000.00 and any interest, fees, charges, and late fees accrued hereunder in accordance with the terms set forth herein and to pay interest on the Outstanding Balance at the rate of eight and one-half percent (8.50%) per annum from the Purchase Price Date until the same is paid in full. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily, and shall be payable in accordance with the terms of this Secured Pre-Paid Purchase #1 (this “Pre-Paid Purchase”), which is issued and made effective as of the date set forth above (the “Effective Date”). This Pre-Paid Purchase is issued pursuant to that certain Securities Purchase Agreement dated September 23, 2025, as the same may be amended from time to time, by and between Company and Investor (the “Purchase Agreement”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

This Pre-Paid Purchase carries an original issue discount of $425,000.00 (“OID”). In addition, Company agrees to pay $30,000.00 to Investor to cover Investor’s legal fees, accounting costs, due diligence, and other transaction costs incurred in connection with the purchase and sale of this Pre-Paid Purchase (the “Transaction Expense Amount”). The OID and the Transaction Expense Amount are included in the initial principal balance of this Pre-Paid Purchase and are deemed to be fully earned and non-refundable as of the Purchase Price Date. The Purchase Price (as defined in the Purchase Agreement) shall be payable as set forth in the Purchase Agreement.

1. Payment; Prepayment; Maturity Date.

1.1. Payment. All payments owing hereunder shall be in lawful money of the United States of America, as provided for herein, and delivered to Investor at the address or bank account furnished to Company for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal.

1.2. Prepayment. Notwithstanding the foregoing, with ten (10) Trading Days’ prior written notice Company may prepay all or any portion of the Outstanding Balance other than the Pre-Delivery Purchase Cap which may not be prepaid (less such portion of the Outstanding Balance for which Company has received a Purchase Notice (as defined below) from Investor where the applicable Purchase Shares (as defined below) have not yet been delivered). For the avoidance of doubt, during the ten (10) Trading Day prepayment notice period, Investor shall retain the right to submit Purchase Notices, if applicable. If Company exercises its right to prepay this Pre-Paid Purchase, Company shall make payment to Investor of an amount in cash equal to 120.00% multiplied by the portion of the Outstanding Balance Company elects to prepay. Company will lose the right to prepay this Pre-Paid Purchase if Company elects to prepay this Pre-Paid Purchase and fails to do so on the date set forth in the prepayment notice sent to Investor.

1.3. Maturity Date. This Pre-Paid Purchase will be due and payable on the date that is three (3) years from the Effective Date.

2. Security. This Pre-Paid Purchase is secured by the Guaranty (as defined in the Purchase Agreement), the Pledge Agreement (as defined in the Purchase Agreement), and the Security Agreement (as defined in the Purchase Agreement).

3. Investor Purchases; Closings; Pre-Delivery Shares.

3.1. Purchases; Purchase Mechanics. Upon the terms and subject to the conditions of this Pre-Paid Purchase and the other Transaction Documents (as defined in the Purchase Agreement), Investor, at its sole discretion, shall have the right, but not the obligation, to purchase from Company, and Company shall issue and sell to Investor, Purchase Shares by the delivery to Company of Purchase Notices as provided herein.

(a) Purchase Notice. At any time following the Effective Date, Investor may, by providing written notice to Company in the form set forth on Exhibit A attached hereto (each, a “Purchase Notice”), require Company to issue and sell Purchase Shares to Investor, in accordance with the following provisions:

(i) Investor shall, in each Purchase Notice, indicate the portion of the Outstanding Balance that Investor elects to apply to the purchase of Purchase Shares pursuant to this Pre-Paid Purchase (each, a “Purchase”, and such amount, the “Purchase Amount”), in its sole discretion, and the timing of delivery; provided that the Purchase Amount shall not exceed the Outstanding Balance, or result in Investor exceeding the limitation set forth in Section 3.1(b).

(ii) Each Purchase Notice shall be delivered to Company in accordance with the notice provisions set forth in the Purchase Agreement.

(iii) Each Purchase Notice shall set forth the Purchase Amount, the Purchase Share Purchase Price, the number of Purchase Shares to be issued by Company and purchased by Investor, and the remaining Outstanding Balance following the Closing (as defined below) of the Purchase.

(iv) Any Purchase Shares issued hereunder must be issued free trading to Investor pursuant to: (1) an effective Registration Statement (as defined in the Purchase Agreement); or (2) an applicable exemption from registration (e.g., Rule 144).

(v) In the event the Purchase Share Purchase Price is below the Floor Price, Investor will have the right to elect to have the applicable Purchase Amount paid in cash rather than Purchase Shares.

(b) Ownership Limitation. Notwithstanding anything to the contrary contained in this Pre-Paid Purchase or the other Transaction Documents (as defined in the Purchase Agreement), Company shall not effect any issuance of Purchase Shares pursuant to this Pre-Paid Purchase to the extent that after giving effect to such issuance, the issuance would cause Investor (together with its affiliates) to beneficially own a number of Common Shares exceeding 9.99% of the number of Common Shares outstanding on such date (including for such purpose the Common Shares issuable upon such issuance) (the “Maximum Percentage”). For purposes of this section, beneficial ownership of Common Shares will be determined pursuant to Section 13(d) of the 1934 Act (as defined in the Purchase Agreement). The Maximum Percentage is enforceable, unconditional, and non-waivable and shall apply to all affiliates and assigns of Investor.

3.2. Closings. The closing of each purchase and sale of Purchase Shares (each, a “Closing”) shall take place in accordance with the procedures set forth below:

(a) Promptly after receipt of a Purchase Notice with respect to each Purchase (and, in any event, not later than two (2) Trading Days after such receipt), Company will, or will cause its transfer agent to, electronically transfer such number of Purchase Shares to be purchased by Investor (as set forth in the Purchase Notice) by crediting Investor’s account or its designee’s account at DTC through its DWAC system or by such other means of delivery as may be mutually agreed upon by the parties hereto, and transmit notification to Investor that such share transfer has been requested. Promptly upon receipt of such notification, Investor shall pay to Company the aggregate purchase price for the Purchase Shares (as set forth in the Purchase Notice) by offsetting the Purchase Amount against an equal amount outstanding under this Pre-Paid Purchase (first towards accrued and unpaid interest, if any, and then towards outstanding principal as shown in such Purchase Notice). No fractional shares shall be issued, and any fractional amounts shall be rounded to the nearest whole number of shares. To facilitate the transfer of the Purchase Shares by Investor, the Purchase Shares will not bear any restrictive legends so long as there is an effective Registration Statement or an available exemption from registration for the resale of such Purchase Shares (it being understood and agreed by Investor that notwithstanding the lack of restrictive legends, Investor may only sell such Purchase Shares in compliance with the requirements of the Securities Act (including any applicable prospectus delivery requirements)).

(b) In connection with each Closing, each of Company and Investor shall deliver to the other all documents, instruments, and writings expressly required to be delivered by either of them pursuant to this Pre-Paid Purchase in order to implement and effect the transactions contemplated herein.

3.3. Pre-Delivery Shares. At any time following the Effective Date, Investor also will have the right to require Company to issue and sell Purchase Shares to Investor at the Pre-Delivery Purchase Price by delivering a Purchase Notice to Company indicating the portion of the Outstanding Balance Investor is electing to use for the purchase of such Purchase Shares (the “Pre-Delivery Shares”). Notwithstanding the foregoing, in no event will the total amount of the Outstanding Balance used for the purchase of Pre-Delivery Shares exceed, in the aggregate, the Pre-Delivery Purchase Cap. For the avoidance of doubt, issuances of Pre-Delivery Shares will be subject to the Maximum Percentage.

4. Events of Default and Remedies.

4.1. Event of Default. The following are events of default under this Pre-Paid Purchase (each, “Event of Default”): (a) Company fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (b) a receiver, trustee or other similar official shall be appointed over Company or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (c) Company becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (d) Company makes a general assignment for the benefit of creditors; (e) Company files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (f) an involuntary bankruptcy proceeding is commenced or filed against Company; (g) Company fails to observe or perform any covenant set forth in Section 4 or Section 5 of the Purchase Agreement; (h) the occurrence of a Fundamental Transaction without Investor’s prior written consent; provided that, notwithstanding anything to the contrary to the other Transaction Documents, any transaction involving the acquisition, merger, or otherwise of any business by the Company or any of its subsidiaries shall not be deemed a Fundamental Transaction, unless such transaction results in a Change of Control; (i) Company fails to timely establish and maintain the Share Reserve (as defined in the Purchase Agreement); (j) Company fails to deliver any Purchase Shares (including Pre-Delivery Shares) in accordance with the terms hereof provided, that there shall be no breach in the event such failure is solely attributable to the Company’s transfer agent, so long as (i) the failure is cured and the required delivery is completed within ten (10) Trading Days after the applicable deadline, and (ii) the total number of such transfer agent-related failures does not exceed three (3) in the aggregate during the term of the Transaction Documents; (k) any money judgment, writ or similar process is entered or filed against Company or any subsidiary of Company or any of its property or other assets for more than $1,000,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Investor; (l) Company fails to be DWAC Eligible; (m) Company or any subsidiary of Company, breaches any covenant or other term or condition contained in any Other Agreement in any material respect; (n) Company defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of Company contained herein or in any other Transaction Document (as defined in the Purchase Agreement) in any material respect, other than those specifically set forth in this Section 4.1 or Section 4 or Section 5 of the Purchase Agreement; (o) any representation, warranty or other statement made or furnished by or on behalf of Company to Investor herein or in any Transaction Document in connection with the issuance of this Pre-Paid Purchase is false, incorrect or incomplete, or, in light of the circumstances under which such representation, warranty, or other statement (as applicable) was made, misleading in any material respect when made or furnished; (p) at any time during the period beginning on the effective date of the Registration Statement and ending on the six (6) month anniversary of the Purchase Price Date, the Registration Statement is suspended, halted, declared ineffective or otherwise unavailable for Lender to sell Purchase Shares for a period of more than thirty (30) days; and (q) Company or any subsidiary of Company, breaches any material covenant or other material term or condition contained in any Other Agreements.

4.2. Default Remedies. At any time and from time to time following the occurrence of any Event of Default, Investor may accelerate this Pre-Paid Purchase by written notice to Company, with the Outstanding Balance becoming immediately due and payable in cash. Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (b) – (f) of Section 4.1, an Event of Default will be deemed to have occurred and the Outstanding Balance as of the date of the occurrence of such Event of Default shall become immediately and automatically due and payable in cash. At any time following the occurrence of any Event of Default, upon written notice given by Investor to Company, the Outstanding Balance will automatically increase by fifteen percent (15.00%) and interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of eighteen percent (18.00%) per annum or the maximum rate permitted under applicable law (“Default Interest”). Notwithstanding the foregoing, and for the avoidance of doubt, Investor may continue making Purchases pursuant to Section 3 at any time following an Event of Default until such time as the Outstanding Balance is paid in full. In connection with the acceleration described herein, Investor need not provide, and Company hereby waives, any presentment, demand, protest, or other notice of any kind, and Investor may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Investor at any time prior to payment hereunder, and Investor shall have all rights as a holder of the Pre-Paid Purchase until such time, if any, as Investor receives full payment pursuant to this Section 4.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Investor’s right to pursue any other remedies available to it at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to Company’s failure to timely deliver Purchase Shares pursuant to a Purchase as required pursuant to the terms hereof.

5. Unconditional Obligation; No Offset. Company acknowledges that this Pre-Paid Purchase is an unconditional, valid, binding, and enforceable obligation of Company not subject to offset, deduction, or counterclaim of any kind. Company hereby waives any rights of offset it now has or may have hereafter against Investor, its successors and assigns, and agrees to make the payments or Purchases called for herein in accordance with the terms of this Pre-Paid Purchase.

6. Waiver. No waiver of any provision of this Pre-Paid Purchase shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future, except to the extent specifically set forth in writing.

7. Opinion of Counsel. In the event that an opinion of counsel is needed for Purchases under this Pre-Paid Purchase, Investor has the right to have any such opinion provided by its counsel.

8. Governing Law; Venue. This Pre-Paid Purchase shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Pre-Paid Purchase shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

9. Arbitration of Disputes. By its issuance or acceptance of this Pre-Paid Purchase, each party agrees to be bound by the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement.

10. Cancellation. After repayment of the entire Outstanding Balance, this Pre-Paid Purchase shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

11. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Pre-Paid Purchase.

12. Assignments. Company may not assign this Pre-Paid Purchase without the prior written consent of Investor. This Pre-Paid Purchase and any Purchase Shares issued upon Purchase of this Pre-Paid Purchase may be offered, sold, assigned, or transferred by Investor without the consent of Company.

13. Notices. Whenever notice is required to be given under this Pre-Paid Purchase, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

14. Liquidated Damages. Investor and Company agree that in the event Company fails to comply with any of the terms or provisions of this Pre-Paid Purchase, Investor’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Investor and Company agree that any fees, balance adjustments, Default Interest or other charges assessed under this Pre-Paid Purchase are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Investor’s and Company’s expectations that any such liquidated damages will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144).

15. Severability. If any part of this Pre-Paid Purchase is construed to be in violation of any law, such part shall be modified to achieve the objective of Company and Investor to the fullest extent permitted by law, and the balance of this Pre-Paid Purchase shall remain in full force and effect.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, Company has caused this Pre-Paid Purchase to be duly executed as of the Effective Date.

COMPANY:

PMGC Holdings Inc.

By:
Graydon Bensler
Chief Executive Officer

ACKNOWLEDGED, ACCEPTED, AND AGREED:

INVESTOR:

/s/

[Signature Page to Pre-Paid Purchase #1]

ATTACHMENT 1

DEFINITIONS

For purposes of this Pre-Paid Purchase, the following terms shall have the following meanings:

A1. “Common Shares” means Company’s common shares, par value $0.0001 per share.

A2. “Change of Control” means: (a) any person or group of persons acting together, within the meaning of Section 13(d) of the 1934 Act, becoming the beneficial owner, directly, or indirectly, of more than fifty percent (50.00%) of the total voting power of the Company’s outstanding capital stock; (ii) the consummation of a merger, consolidation, reorganization, or other business combination in which the stockholders of the Company immediately prior to such transaction do not, immediately after such transaction, own more than fifty percent (50.00%) of the total voting power of the surviving entity; or (iii) the sale or disposition, in one or a series of related transactions, of all or substantially all of the Company’s assets.

A3. “DTC” means the Depository Trust Company or any successor thereto.

A4. “DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer program.

A5. “DWAC” means the DTC’s Deposit/Withdrawal at Custodian system.

A6. “DWAC Eligible” means that (a) Company’s Common Shares are eligible at DTC for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC system; (b) Company has been approved (without revocation) by DTC’s underwriting department; (c) Company’s transfer agent is approved as an agent in the DTC/FAST Program; (d) the Purchase Shares are otherwise eligible for delivery via DWAC; and (e) Company’s transfer agent does not have a policy prohibiting or limiting delivery of the Purchase Shares via DWAC.

A7. “Floor Price” means $1.058 per share.

A8. “Fundamental Transaction” means that (a) (i) Company or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Company or any of its subsidiaries is the surviving corporation) any other person or entity, (ii) Company or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person or entity, (iii) Company or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50.00% of the outstanding shares of voting stock of Company (not including any shares of voting stock of Company held by the person or persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), (iv) Company or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50.00% of the outstanding shares of voting stock of Company (not including any shares of voting stock of Company held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), (v) Company or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Shares or preferred stock, other than an increase in the number of authorized Common Shares or a forward or reverse stock split, (vi) Company transfers any material asset to any Subsidiary, affiliate, person or entity under common ownership or control with Company, or (vii) Company pays or makes any monetary or non-monetary dividend or distribution to its shareholders; or (b) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than 50.00% of the aggregate ordinary voting power represented by issued and outstanding voting stock of Company. For the avoidance of doubt: (x) Company or any of its subsidiaries entering into a definitive agreement that contemplates a Fundamental Transaction will be deemed to be a Fundamental Transaction unless such agreement contains a closing condition that this Pre-Paid Purchase is repaid in full upon consummation of the transaction; and (y) “Fundamental Transaction” shall not include a reincorporation by the Company into another State.

Attachment 1 to Pre-Paid Advance #1, Page 1

A9. “Other Agreements” means, collectively, (a) all existing and future agreements and instruments between, among or by Company (or an affiliate), on the one hand, and Investor (or an affiliate), on the other hand, and (b) any financing agreement or a material agreement that affects Company’s ongoing business operations.

A10. “Outstanding Balance” means as of any date of determination, the initial principal amount, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, Purchases, offset, or otherwise, accrued but unpaid interest, collection, and enforcements costs (including attorneys’ fees) incurred by Investor, transfer, stamp, issuance and similar taxes and fees related to Purchases, and any other fees or charges incurred under this Pre-Paid Purchase.

A11. “Pre-Delivery Purchase Cap” means $25,000.00.

A12. “Pre-Delivery Purchase Price” means $0.0001 per share.

A13. “Purchase Notice Date” means the date the applicable Purchase Notice is delivered by Investor to Company.

A14. “Purchase Price Date” means the date the Purchase Price is delivered by Investor to Company.

A15. “Purchase Shares” means Common Shares purchased pursuant to this Pre-Paid Purchase.

A16. “Purchase Share Purchase Price” means 88.00% multiplied by the lowest VWAP during the ten (10) Trading Day period preceding the applicable measurement date.

A17. “Trading Day” means any day on which Company’s principal market is open for trading.

A18. “VWAP” means the volume weighted average price of the Common Shares on the principal market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg.

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Attachment 1 to Pre-Paid Advance #1, Page 2

EXHIBIT A

PURCHASE NOTICE

On behalf of [ ] (“Investor”), the undersigned hereby certifies, with respect to the purchase of Common Shares of PMGC Holdings, Inc., a Nevada corporation (“Company”) issuable in connection with this Purchase Notice, delivered pursuant to that certain Pre-Paid Purchase #1, dated as of September 26, 2025 (as amended and supplemented from time to time), as follows:

A.	Purchase Notice Date: ____________
B.	Purchase Amount: ____________
C.	Purchase Share Purchase Price: ___________
D.	Number of Purchase Shares Due to Investor: ____________________
E.	Outstanding Balance Following Purchase: ____________
F.	Pre-Delivery Shares: Yes/No

Please transfer the Purchase Shares electronically (via DWAC) to the following account:

Broker:_____________________	Address:	____________________________________________
DTC#:______________________		____________________________________________
Account #:__________________		____________________________________________
Account Name:_______________

Investor:

Appendix C

GUARANTY

This GUARANTY, made effective as of September 23, 2025, is given by AGA Precision Systems LLC, a California limited liability company (“Guarantor”), for the benefit of [ ], and its successors, transferees, and assigns (“Investor”).

PURPOSE

A. PMGC Holdings Inc., a Nevada corporation (“Company”), has issued to Investor that certain Secured Pre-Paid Purchase #1 of even date herewith in the original face amount of $5,000,000.00 (“Pre-Paid Purchase #1”).

B. Pre-Paid Purchase #1 was issued pursuant to the terms of a Securities Purchase Agreement dated as of September 23, 2025 between Company and Investor (the “Purchase Agreement”).

C. The Purchase Agreement also provides Company the right to sell additional Secured Pre-Paid Purchases (together with Pre-Paid Purchase #1, the “Pre-Paid Purchases”) to Investor upon satisfaction of certain conditions.

D. Guarantor is a subsidiary of Company and will materially benefit from the credit evidenced by the Pre-Paid Purchases and other financial accommodations granted to Company pursuant to the Transaction Documents (as defined in the Purchase Agreement).

E. Investor agreed to provide the financing to Company evidenced by the Pre-Paid Purchases only upon the inducement and representation that Guarantor would guaranty all indebtedness, liabilities, and obligations of Company owed to Investor under the Pre-Paid Purchases and all the other Transaction Documents, as provided herein.

NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Investor to enter into the Transaction Documents and provide the financing contemplated therein, Guarantor hereby agrees for the benefit of Investor as follows:

GUARANTY

1. Indebtedness Guaranteed. Guarantor hereby absolutely and unconditionally guarantees the prompt payment in full of the Obligations (as defined below), as and when the same (including without limitation portions thereof) become due and payable. Guarantor acknowledges that the amount of the Obligations may exceed the original principal amount of the Pre-Paid Purchases. Guarantor further acknowledges that the guarantee made pursuant to this Section 1 for the timely payment and performance of each of the Obligations and is not merely a guaranty of collection. For purposes of this Guaranty, “Obligations” means (a) all loans, advances, debts, liabilities, and obligations, arising on or after the date of this Guaranty which are: (i) owed by Company or Guarantor to Investor, under the Pre-Paid Purchases, the Purchase Agreement, and/or (ii) any other Transaction Documents, including any modification or amendment to any of the foregoing, and (b) all costs and expenses, including reasonable attorneys’ fees, incurred by Investor in connection with the Pre-Paid Purchases or in connection with the collection or enforcement of any portion of the indebtedness, liabilities, or obligations described in the foregoing clause (a) and the performance of the covenants and agreements of Company contained in the Pre-Paid Purchases and the other Transaction Documents.

2. Representations and Warranties. Guarantor hereby represents and warrants to Investor that:

(a) Guarantor is an entity, organized, validly existing, and in good standing under the laws of the jurisdiction of its formation, and has the power and authority and the legal right to own and operate its properties and to conduct the business in which it is currently engaged.

(b) Guarantor has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty and has taken all necessary action required by its form of organization to authorize such execution, delivery, and performance.

(c) This Guaranty constitutes Guarantor’s legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d) The execution, delivery and performance of this Guaranty will not (i) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to Guarantor, (ii) violate or contravene any provision of Guarantor’s organizational documents, or (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other material agreement, lease or instrument to which Guarantor is a party or by which it or any of its properties may be bound or result in the creation of any lien thereunder. Guarantor is not in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on its business, operations, properties, assets or condition (financial or otherwise).

(e) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on Guarantor’s part to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Guaranty.

(f) Except as disclosed by Company in filings with the Securities and Exchange Commission, there are no actions, suits or proceedings pending or, to Guarantor’s knowledge, threatened against or affecting Guarantor or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to Guarantor, would have a material adverse effect on its business, operations, property or condition (financial or otherwise) or on its ability to perform its obligations hereunder.

(g) (i) This Guaranty is not given with actual intent to hinder, delay or defraud any entity to which Guarantor is, or will become on or after the date of this Guaranty, indebted, and Guarantor has not engaged in any transaction or series of transactions with such intent, (ii) Guarantor has received at least a reasonably equivalent value in exchange for the giving of this Guaranty, (iii) Guarantor is not insolvent, as defined in any applicable state or federal statute, nor will Guarantor be rendered insolvent by the execution and delivery of this Guaranty to Investor, and (iv) Guarantor does not intend to incur debts that will be beyond Guarantor's ability to pay as such debts become due.

(h) Guarantor has examined or has had the full opportunity to examine the Pre-Paid Purchases and all the other Transaction Documents, all the terms of which are acceptable to Guarantor.

(i) This Guaranty is given in consideration of Investor entering into the Transaction Documents and providing financing thereunder.

(j) Guarantor is not insolvent, as defined in any applicable state or federal statute, nor will Guarantor be rendered insolvent by the execution and delivery of this Guaranty to Investor.

(k) Guarantor is a wholly-owned or partially-owned subsidiary of Company.

(l) Guarantor has received adequate consideration and at least a reasonably equivalent value in exchange for the giving of this Guaranty, which Guarantor hereby acknowledges having received, and thereby will materially benefit from the financial accommodations granted to Company by Investor pursuant to the Transaction Documents. Investor may rely conclusively on the continuing warranty, hereby made, that Guarantor continues to be benefitted by Investor’s extension of credit accommodations to Company and Investor shall have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty shall be effective and enforceable by Investor without regard to the receipt, nature or value of any such benefits. As such, this Guaranty is a valid and binding obligation of Guarantor. Guarantor further covenants and agrees that it will not use lack of consideration as a defense to its performance of its obligations under this Guaranty. Investor may rely conclusively on the continuing warranty, hereby made, that Guarantor continues to be benefitted by Investor’s extension of accommodations to Company and Guarantor, and Investor shall have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty shall be effective and enforceable by Investor without regard to the receipt, nature or value of any such benefits.

3. Alteration of Obligations. In such manner, upon such terms and at such times as Investor and Company deem best and without notice to Guarantor, Investor, and Company may alter, compromise, accelerate, extend, renew or change the time or manner for the payment of any Obligation, increase or reduce the rate of interest on the Pre-Paid Purchases, release Company, as to all or any portion of the Obligations, release, substitute or add any one or more guarantors or endorsers, accept additional or substituted security therefor, or release or subordinate any security therefor. No exercise or non-exercise by Investor of any right available to Investor, no dealing by Investor with Guarantor or any other guarantor, endorser of the Pre-Paid Purchases or any other person, and no change, impairment or release of all or a portion of the obligations of Company under any of the Transaction Documents or suspension of any right or remedy of Investor against any person, including, without limitation, Company and any other such guarantor, endorser or other person, shall in any way affect any of the obligations of Guarantor hereunder or any security furnished by Guarantor or give Guarantor any recourse against Investor. Guarantor acknowledges that their obligations hereunder are independent of the obligations of Company.

4. Waiver. To the extent permitted by law, Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such rights or remedies, including (without limitation) (a) any right to require Investor to proceed against Company or any other person or to pursue any other remedy in Investor’s power before proceeding against Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Investor to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons; (c) demand, protest and notice of any kind, including, without limitation, notice of the existence, creation or incurring of any new or additional indebtedness, liability or obligation or of any action or non-action on the part of Company, Investor, any endorser or creditor of Company or Guarantor or on the part of any other person whomsoever under this or any other instrument in connection with any obligation or liability or evidence of indebtedness held by Investor as collateral or in connection with any Obligation hereby guaranteed; (d) any defense based upon an election of remedies by Investor which may destroy or otherwise impair the subrogation rights of Guarantor or the right of Guarantor to proceed against Company for reimbursement, or both; provided, however, the Company makes no waiver as to the defense of payment; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any duty on the part of Investor to disclose to Guarantor any facts Investor may now or hereafter know about Company, regardless of whether Investor has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, since Guarantor acknowledges that it is fully responsible for being and keeping informed of the financial condition of Company and of all circumstances bearing on the risk of non-payment of any Obligation; (g) any defense arising because of Investor’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code; (h) any defense based on any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code; (i) any claim, right or remedy which Guarantor may now have or hereafter acquire against Company that arises hereunder and/or from the performance by Guarantor hereunder, including, without limitation, any claim, right or remedy of Investor against Company or any security which Investor now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise; and (j) any obligation of Investor to pursue any other guarantor or any other person, or to foreclose on any collateral.

5. Bankruptcy. So long as any Obligation (other than any inchoate indemnification obligations) shall be owing to Investor, Guarantor shall not, without the prior written consent of Investor, commence, or join with any other person in commencing, any bankruptcy, reorganization, or insolvency proceeding against Company. The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company, or by any defense which Company may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

6. Claims in Bankruptcy. Guarantor shall file in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law all claims that Guarantor may have against Company relating to any indebtedness, liability, or obligation of Company owed to Guarantor and will assign to Investor all rights of Guarantor thereunder. If Guarantor does not file any such claim, Investor, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Investor’s discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Investor’s nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Investor or Investor’s nominee shall have the sole right to accept or reject any plan proposed in such proceeding and to take any other action that a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Investor the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Investor all of Guarantor’s rights to any such payments or distributions to which Guarantor would otherwise be entitled; provided, however, that Guarantor’s obligations hereunder shall not be deemed satisfied except to the extent that Investor receives cash by reason of any such payment or distribution. If Investor receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty. If at any time the holder of a Pre-Paid Purchase is required to refund to Company any payments made by Company under the Pre-Paid Purchase because such payments have been held by a bankruptcy court having jurisdiction over Company to constitute a preference under any bankruptcy, insolvency or similar law then in effect, or for any other reason, then in addition to such Guarantor’s other obligation under this Guaranty, Guarantor shall reimburse the holder in the aggregate amount of such refund payments.

7. Costs and Attorneys’ Fees. If Company or Guarantor fails to pay all or any portion of any Obligation, or Guarantor otherwise breaches any provision hereof or otherwise defaults hereunder, Guarantor shall pay all such expenses and actual attorneys’ fees incurred by Investor in connection with the enforcement of any obligations of Guarantor hereunder, including, without limitation, any attorneys’ fees incurred in any negotiation, alternative dispute resolution proceeding subsequently agreed to by the parties, if any, litigation, or bankruptcy proceeding or any appeals from any of such proceedings.

8. Cumulative Rights. The amount of Guarantor’s liability and all rights, powers and remedies of Investor hereunder and under any other agreement now or at any time hereafter in force between Investor and Guarantor, including, without limitation, any other guaranty executed by Guarantor relating to any indebtedness, liability or obligation of Company owed to Investor, shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Investor by law. This Guaranty is in addition to and exclusive of the guaranty of any other guarantor of any indebtedness, liability, or obligation of Company owed to Investor.

9. Independent Obligations. The obligations of Guarantor hereunder are independent of the obligations of Company and, to the extent permitted by law, in the event of any breach or default hereunder, a separate action or actions may be brought and prosecuted against Guarantor whether or not Company is joined therein or a separate action or actions are brought against Company, and Investor shall have no obligation to separately pursue an action against Company with respect to the Obligations. Investor may maintain successive actions for other breaches or defaults. Investor’s rights hereunder shall not be exhausted by Investor’s exercise of any of Investor’s rights or remedies or by any such action or by any number of successive actions until and unless all Obligations have been paid and fully performed.

10. Severability. If any part of this Guaranty is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Guaranty shall remain in full force and effect.

11. Successors and Assigns. This Guaranty shall inure to the benefit of Investor, Investor’s successors and assigns, including the assignees of any Obligation, and shall bind the heirs, executors, administrators, personal representatives, successors and assigns of Guarantor. This Guaranty may be assigned by Investor with respect to all or any portion of the Obligations, and when so assigned, Guarantor shall be liable to the assignees under this Guaranty without in any manner affecting the liability of Guarantor hereunder with respect to any Obligations retained by Investor.

12. Notices. Whenever Guarantor or Investor shall desire to give or serve any notice, demand, request, or other communication with respect to this Guaranty, each such notice shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

(a) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by confirmed facsimile,

(b) the fifth business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

(c) the third Trading Day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the address for such party (or Company, in respect of notices delivered to Guarantor) set forth in the Purchase Agreement (or at such other addresses as such party may designate by ten (10) calendar days’ advance written notice similarly given to each of the other parties hereto).

13. Application of Payments or Recoveries. With or without notice to Guarantor, Investor, in Investor’s sole discretion and at any time and from time to time and in such manner and upon such terms as Investor deems fit, may (a) apply any or all payments or recoveries from Company or from any other guarantor or endorser under any other instrument or realized from any security, in such manner and order of priority as Investor may determine, to any indebtedness, liability or obligation of Company owed to Investor, whether or not such indebtedness, liability or obligation is guaranteed hereby or is otherwise secured or is due at the time of such application; and (b) refund to Company any payment received by Investor in connection with any Obligation and payment of the amount refunded shall be fully guaranteed hereby.

14. Setoff. Investor shall have a right of setoff against all monies, securities, and other property of Guarantor now or hereafter in the possession of, or on deposit with, Investor (if any), whether held in a general or special account or deposit, or for safekeeping or otherwise. Such right is in addition to any right of setoff Investor may have by law. All rights of setoff may be exercised without notice or demand to Guarantor. No right of setoff shall be deemed to have been waived by any act or conduct on the part of Investor, or by any neglect to exercise such right of setoff, or by any delay in doing so. Every right of setoff shall continue in full force and effect until specifically waived or released by an instrument in writing executed by Investor.

15. Affirmative Covenants. Until the Obligations (other than any inchoate indemnification obligations) shall have been paid in full, unless Investor shall otherwise consent in writing:

15.1 Guarantor will file all material tax returns and reports which are required by law to be filed by them and will pay before they become delinquent, all material taxes, assessments, and governmental charges and levies imposed upon them or their property and all claims or demands of any kind which, if unpaid, might result in the creation of a lien or other encumbrance upon their property. Upon Investor’s request, Guarantor shall provide Investor with copies of the federal and state tax returns for Guarantor.

15.2 Guarantor will give prompt written notice to Investor of the commencement of any material action, suit, or proceeding affecting Guarantor.

15.3 Guarantor will not become insolvent or fail to pay their debts and liabilities as the same shall become due.

15.4 Guarantor will take no action with an actual intent to hinder, delay, or defraud any present or future creditors of Company or Guarantor, including Investor.

15.5 Guarantor will comply in all material respects with all laws, rules, and regulations to which they may be subject.

15.6 Guarantor covenants and agrees not to sell, transfer, or assign any of its assets, including, but not limited to, (a) any of its intellectual property, or (b) any interest in any revenue bearing contract, stream or asset, without Investor’s prior written consent and agrees that any transfer in contravention of such covenant shall be null and void ab initio; provided, however, that the Guarantor shall be permitted to transfer or assign any of its assets to any third party as consideration in connection with any acquisition, merger, or involving the Company or any of its subsidiaries, including, without limitation, the Guarantor, without the prior written consent of Investor, so long as such transfer or assignment is made in a fair market value exchange, the Guarantor is not in breach of this Guaranty, and no Event of Default has occurred under any of the Pre-Paid Purchase (as defined under the Purchase Agreement) or any breach of the Transaction Documents (as defined in the Purchase Agreement).

16. Miscellaneous.

16.1 Governing Law and Venue. This Guaranty shall be governed by and interpreted in accordance with the laws of the State of Utah for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Without modifying Guarantor’s obligations to resolve disputes hereunder pursuant to the Arbitration Provisions (as defined below), Guarantor consents to and expressly agrees that exclusive venue for the arbitration of any dispute arising out of or relating to this Guaranty or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the parties obligations to resolve disputes hereunder pursuant to the Arbitration Provisions (as defined below), for any litigation arising in connection with this Agreement, Guarantor hereby (a) consents to and expressly submits to the exclusive personal jurisdiction of any state court sitting in Salt Lake County, Utah, (b) expressly submits to the exclusive venue of any such court for the purposes hereof, and (c) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.

16.2 Arbitration of Claims. The parties hereto hereby incorporate by this reference the arbitration provisions set forth as an exhibit to the Purchase Agreement (“Arbitration Provisions”). The parties shall submit all Claims (as defined in the Arbitration Provisions) arising under this Guaranty or other agreements between the parties and their affiliates to binding arbitration pursuant to the Arbitration Provisions. The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Guaranty. Any capitalized term not defined in the Arbitration Provisions shall have the meaning set forth in the Purchase Agreement. By executing this Guaranty, Guarantor represents, warrants and covenants that Guarantor has reviewed the Arbitration Provisions carefully, has had the opportunity to consult with legal counsel about such provisions and either has done so or knowingly and voluntarily waived such right, understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Guarantor will not take a position contrary to the foregoing representations. Guarantor acknowledges and agrees that Investor may rely upon the foregoing representations and covenants of Guarantor regarding the Arbitration Provisions.

16.3 Entire Agreement. Except as provided in any other written agreement now or at any time hereafter in force between Investor and Guarantor, this Guaranty shall constitute the entire agreement of Guarantor with Investor with respect to the subject matter hereof, and no representation, understanding, promise, or condition concerning the subject matter hereof shall be binding upon Investor unless expressed herein.

16.4 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16.5 Construction. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural, and the masculine shall include the feminine and neuter and vice versa. The word “person” as used herein shall include any individual, company, firm, association, partnership, corporation, trust, or other legal entity of any kind whatsoever. The headings of this Guaranty are inserted for convenience only and shall have no effect upon the construction or interpretation hereof.

16.6 Waiver. No provision of this Guaranty or right granted to Investor hereunder can be waived in whole or in part, nor can Guarantor be released from Guarantor’s obligations hereunder except by a writing duly executed by an authorized officer of Investor.

16.7 No Subrogation. Until all indebtedness, liabilities, and obligations of Company owed to Investor have been paid in full in cash and all commitments have been terminated, shall not have any right of subrogation, contribution, or reimbursement against the Company or any other guarantor.

16.8 Survival. All representations and warranties contained in this Guaranty shall survive the execution, delivery, and performance of this Guaranty and the creation and payment of the Obligations.

16.9 Joint and Several Liability. Guarantor’s covenants, obligations, and agreements set forth herein constitute the liabilities and obligations of Guarantor with respect to the Obligations.

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty to be effective as of the date first set forth above.

GUARANTOR:

AGA PRECISION SYSTEMS LLC, a California limited liability company

By:
Name:
Title:

Acknowledged & Accepted:

INVESTOR

/s/

[Signature Page to Guaranty]

Appendix D

Security Agreement

This Security Agreement (this “Agreement”), dated as of September 23, 2025, is executed by PMGC Holdings Inc., a Nevada corporation (“Debtor”), in favor of [ ] (“Secured Party”).

A. Debtor has issued to Secured Party a certain Secured Pre-Paid Purchase #1 of even date herewith, as may be amended from time to time, in the original face amount of $5,000,000.00 (the “Initial Pre-Paid Purchase”).

B. The Initial Pre-Paid Purchase was issued pursuant to a Securities Purchase Agreement between Debtor and Secured Party dated September 23, 2025 (the “Purchase Agreement”).

C. Pursuant to the Purchase Agreement, Debtor has the right, subject to the satisfaction of certain conditions, to sell additional Secured Pre-Paid Purchases to Secured Party (together with the Initial Pre-Paid Purchase, the “Pre-Paid Purchases”).

D. In order to induce Secured Party to purchase the Pre-Paid Purchases, Debtor has agreed to enter into this Agreement and to grant Secured Party a security interest in the Collateral (as defined below).

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:

1. Definitions and Interpretation. When used in this Agreement, the following terms have the following respective meanings:

“Collateral” means the property described in Schedule A hereto, and all replacements, proceeds, products, and accessions thereof.

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction.

“Obligations” means (a) all loans, advances, future advances, debts, liabilities and obligations, howsoever arising, owed by Debtor to Secured Party or any affiliate of Secured Party of every kind and description, now existing or hereafter arising, whether created by the Pre-Paid Purchases, this Agreement, the Purchase Agreement, any other Transaction Documents (as defined in the Purchase Agreement), any other agreement between Debtor and Secured Party (or any affiliate of Secured Party) or any other promissory note or Pre-Paid Purchase issued by Debtor in favor of Secured Party (or any affiliate of Secured Party), any modification or amendment to any of the foregoing, guaranty of payment or other contract or by a quasi-contract, tort, statute or other operation of law, whether incurred or owed directly to Secured Party or as an affiliate of Secured Party or acquired by Secured Party or an affiliate of Secured Party by purchase, pledge or otherwise, (b) all costs and expenses, including attorneys’ fees, incurred by Secured Party or any affiliate of Secured Party in connection with the Pre-Paid Purchases or in connection with the collection or enforcement of any portion of the indebtedness, liabilities or obligations described in the foregoing clause (a), (c) the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Agreement, and (d) the performance of the covenants and agreements of Debtor contained in this Agreement and all other Transaction Documents.

“Permitted Liens” means (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established, and (b) Liens in favor of Secured Party under this Agreement or arising under the other Transaction Documents or any prior agreements between Debtor and Secured Party.

“Purchase Agreement” means that certain Securities Purchase Agreement of even date herewith between Debtor and Secured Party pursuant to which the Initial Pre-Paid Purchase was issued to Secured Party.

“UCC” means the Uniform Commercial Code as in effect in the state whose laws would govern the security interest in, including without limitation the perfection thereof, and foreclosure of the applicable Collateral.

Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2. Grant of Security Interest. As security for the Obligations, Debtor hereby pledges to Secured Party and grants to Secured Party a first-position security interest in all right, title, interest, claims, and demands of Debtor in and to the Collateral, which Security Interest shall be subordinate only to the Permitted Liens.

3. Authorization to File Financing Statements. Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction or other jurisdiction of Debtor or its subsidiaries any financing statements or documents having a similar effect and amendments thereto that provide any other information required by the Uniform Commercial Code (or similar law of any non-United States jurisdiction, if applicable) of such state or jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any organization identification number issued to Debtor. Debtor agrees to furnish any such information to Secured Party promptly upon Secured Party’s request.

4. General Representations and Warranties. Debtor represents and warrants to Secured Party that (a) Debtor is the owner of the Collateral and that no other person has any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens, (b) upon the filing of UCC-1 financing statements in any applicable jurisdiction, Secured Party shall have a perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens, (c) Debtor has received at least a reasonably equivalent value in exchange for entering into this Agreement, (d) Debtor is not insolvent, as defined in any applicable state or federal statute, nor will Debtor be rendered insolvent by the execution and delivery of this Agreement to Secured Party; and (e) as such, this Agreement is a valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms. Notwithstanding the foregoing, any sale, assignment, hypothecation, or other transfer of the Pre-Paid Purchase or a portion of the Pre-Paid Purchase where in return Secured Party receives consideration, the value of the consideration received by Secured Party will offset any amounts owed by Debtor as of the date such consideration is received by Secured Party.

5. Additional Covenants. Debtor hereby agrees:

5.1. to perform all acts that may be necessary to maintain, preserve, protect, and perfect in the Collateral, the Lien granted to Secured Party therein, and the perfection and priority of such Lien;

5.2. to procure, execute (including endorse, as applicable), and deliver from time to time any endorsements, assignments, financing statements, certificates of title, and all other instruments, documents, and/or writings reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect Secured Party’s Lien hereunder and the priority thereof;

5.3. to provide at least fifteen (15) days prior written notice to Secured Party of any of the following events: (a) any changes or alterations of Debtor’s name, (b) any changes with respect to Debtor’s address or principal place of business, and (c) the formation of any subsidiaries of Debtor;

5.4. upon the occurrence of an Event of Default (as defined in the Pre-Paid Purchase) and, thereafter, at Secured Party’s request, to endorse (up to the outstanding amount under such Pre-Paid Purchases at the time of Secured Party’s request), assign and deliver any Pre-Paid Purchases included in the Collateral to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify;

5.5. to the extent the Collateral is not delivered to Secured Party pursuant to this Agreement, to keep the Collateral at its current location (unless otherwise agreed to by Secured Party in writing), and not to relocate the Collateral to any other locations without the prior written consent of Secured Party;

5.6. not to sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein (other than inventory or obsolete or defective assets in the ordinary course of business for fair market value);

5.7. not to, directly or indirectly, allow, grant or suffer to exist any Lien upon any of the Collateral, other than Permitted Liens;

5.8. at any time amounts paid by Secured Party under the Transaction Documents are used to purchase Collateral, Debtor shall perform all acts that may be necessary, and otherwise fully cooperate with Secured Party, to cause (a) any such amounts paid by Secured Party to be disbursed directly to the sellers of any such Collateral, (b) all certificates of title pertaining to such Collateral (as applicable) to be properly filed and reissued to reflect Secured Party’s Lien on such Collateral, and (c) all such reissued certificates of title to be delivered to and held by Secured Party.

6. Authorized Action by Secured Party. Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Secured Party may perform (but Secured Party shall not be obligated to and shall incur no liability to Debtor or any third party for failure so to do) any act which Debtor is obligated by this Agreement to perform, and to exercise such rights and powers as Debtor might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action Secured Party deems advisable, with respect to the Collateral, including (d) file a copy of this Agreement with any governmental agency, body or authority, including without limitation the United States Patent and Trademark Office and, if applicable, the United States Copyright Office or Library of Congress, at the sole cost and expense of Debtor; (e) insure, process and preserve the Collateral; (f) pay any indebtedness of Debtor relating to the Collateral; (g) execute and file UCC financing statements and other documents, certificates, instruments and agreements with respect to the Collateral or as otherwise required or permitted hereunder; and (h) take any and all appropriate action and execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement; provided, however, that Secured Party shall not exercise any such powers granted pursuant to clauses (a) through (c) above prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. The powers conferred on Secured Party under this Section 6 are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither Secured Party nor any of its stockholders, directors, officers, managers, employees or agents shall be responsible to Debtor for any act or failure to act, except with respect to Secured Party’s own gross negligence or willful misconduct. Nothing in this Section 6 shall be deemed an authorization for Debtor to take any action that it is otherwise expressly prohibited from undertaking by way of other provision of this Agreement.

7. Default and Remedies.

7.1. Default. Debtor shall be deemed in default under this Agreement upon the occurrence of an Event of Default.

7.2. Remedies. Upon the occurrence of any such Event of Default, Secured Party shall have the rights of a secured creditor under the UCC, all rights granted by this Agreement and by law, including, without limiting the foregoing, (a) the right to require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party, and (b) the right to peaceably take possession of the Collateral, and for that purpose Secured Party may peaceably enter upon premises on which the Collateral may be situated and remove the Collateral therefrom. Debtor hereby agrees that fifteen (15) days’ notice of a public sale of any Collateral or notice of the date after which a private sale of any Collateral may take place is reasonable. In addition, Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Secured Party’s rights and remedies hereunder, including, without limitation, Secured Party’s right following an Event of Default to take immediate possession of Collateral and to exercise Secured Party’s rights and remedies with respect thereto. Secured Party may also have a receiver appointed to take charge of all or any portion of the Collateral and to exercise all rights of Secured Party under this Agreement. Secured Party may exercise any of its rights under this Section 7.2 without demand or notice of any kind. The remedies in this Agreement, including, without limitation, the remedies in this Section 7.2, are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which Secured Party may be entitled. No failure or delay on the part of Secured Party in exercising any right, power, or remedy will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. All of Secured Party’s rights and remedies, whether evidenced by this Agreement or by any other agreement, instrument, or document shall be cumulative and may be exercised singularly or concurrently.

7.3. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for Secured Party (a) to fail to incur expenses reasonably deemed significant by Secured Party to prepare Collateral for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral. Debtor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Secured Party would fulfill Secured Party’s duties under the UCC in Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section 7.3 shall be construed to grant any rights to Debtor or to impose any duties on Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 7.3.

7.4. Marshalling. Secured Party shall not be required to marshal any present or future Collateral for, or other assurances of payment of, the Obligations or to resort to such Collateral or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such Collateral and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, Debtor hereby agrees that it will not invoke any law relating to the marshalling of Collateral which might cause delay in or impede the enforcement of Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Debtor hereby irrevocably waives the benefits of all such laws.

7.5. Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Secured Party at the time of, or received by Secured Party after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(a)   First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Secured Party;

(b)   Second, to the payment to Secured Party of the amount then owing or unpaid on the Pre-Paid Purchase (to be applied first to accrued interest and second to outstanding principal) and all amounts owed under any of the other Transaction Documents or other documents included within the Obligations; and

(c)   Third, to the payment of the surplus, if any, to Debtor, its successors and assigns, or to whosoever may be lawfully entitled to receive the same.

In the absence of final payment and satisfaction in full of all of the Obligations, Debtor shall remain liable for any deficiency.

8. Miscellaneous.

8.1. Notices. Any notice required or permitted hereunder shall be given in the manner provided in the subsection titled “Notices” in the Purchase Agreement, the terms of which are incorporated herein by this reference.

8.2. Non-waiver. No failure or delay on Secured Party’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

8.3. Amendments and Waivers. This Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Debtor and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

8.4. Assignment. This Agreement shall be binding upon and inure to the benefit of Secured Party and Debtor and their respective successors and assigns; provided, however, that Debtor may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Secured Party.

8.5. Cumulative Rights, etc. The rights, powers and remedies of Secured Party under this Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, or the Pre-Paid Purchase, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party’s rights hereunder. Debtor waives any right to require Secured Party to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Secured Party’s power.

8.6. Partial Invalidity. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

8.7. Expenses. Debtor shall pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Secured Party in connection with the custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which are not performed as and when required by this Agreement.

8.8. Entire Agreement. This Agreement, the Initial Pre-Paid Purchase and the other Transaction Documents, taken together, constitute and contain the entire agreement of Debtor and Secured Party with respect to this particular matter and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

8.9. Governing Law; Venue. Except as otherwise specifically set forth herein, the parties expressly agree that this Agreement shall be governed solely by the laws of the State of Utah, without giving effect to the principles thereof regarding the conflict of laws; provided, however, that enforcement of Secured Party’s rights and remedies against the Collateral as provided herein will be subject to the UCC. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

8.10. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

8.11. Purchase Agreement; Arbitration of Disputes. By executing this Agreement, each party agrees to be bound by the terms, conditions and general provisions of the Purchase Agreement and the other Transaction Documents, including without limitation the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement.

8.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument. Any electronic copy of a party’s executed counterpart will be deemed to be an executed original.

8.13. Time of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Secured Party and Debtor have caused this Agreement to be executed as of the day and year first above written.

SECURED PARTY:

INVESTOR

/s/

DEBTOR:

PMGC Holdings Inc.

By:
Graydon Bensler
Chief Executive Officer

[Signature Page to Security Agreement]

SCHEDULE A

TO SECURITY AGREEMENT

All right, title, interest, claims, and demands of Debtor in and to the following property:

1. All equity interests owned by Debtor in Pacific Sun Packaging, Inc., a California corporation, and AGA Precision Systems LLC, a California limited liability company.

Appendix E

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this “Agreement”) is entered into as of September 23, 2025, by and between [ ] (“Secured Party”), and PMGC Holdings Inc., a Nevada corporation (“Pledgor”).

A. Secured Party purchased from Pledgor that certain Secured Pre-Paid Purchase #1 of even date herewith in the original principal amount of $5,000,000.00 (the “Pre-Paid Purchase #1”).

B. Pre-Paid Purchase #1 was issued pursuant to that certain Securities Purchase Agreement of even date herewith between Secured Party and Pledgor (the “Purchase Agreement”). Any capitalized term referred to herein without definition shall have the meaning ascribed to such term in the Purchase Agreement.

C. The Purchase Agreement also provides Pledgor the right to sell additional Secured Pre-Paid Purchases (together with Pre-Paid Purchase #1, the “Pre-Paid Purchases”) to Secured Party upon satisfaction of certain conditions.

D. Pledgor has agreed to pledge all of the equity interest it owns in the subsidiaries specified in Exhibit A to the Security Agreement between the Pledgor and Secured Party (“Security Agreement,” and the subsidiaries as set forth in Exhibit A to the Security Agreement, the “Subsidiaries”).

NOW, THEREFORE, in consideration of $10.00, the premises, the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant of Security Interest. Pledgor hereby pledges to Secured Party as collateral and security for the Secured Obligations (as defined in Section 2) and grants Secured Party a first-position security interest in the equity interests of the Subsidiaries held by Pledgor (the “Pledged Equity”). Secured Party shall have the right to exercise the rights and remedies set forth herein and in the Transaction Documents if an Event of Default (as defined in the Pre-Paid Purchases) has occurred. Pledgor represents, warrants, and covenants that it is and shall remain the sole beneficial and record owner of the Pledged Equity, free and clear of all encumbrances, and shall defend such ownership against all claims and demands whatsoever. Such Pledged Equity, together with any additions, replacements, accessions, or substitutes therefor or proceeds thereof, is hereinafter referred to collectively as the “Collateral.”

2. Secured Obligations. During the term hereof, the Collateral shall secure the performance by Pledgor of all of its obligations under the Pre-Paid Purchases and the other Transaction Documents (the “Secured Obligations”).

3. Perfection of Security Interest.

(a) Pledgor will, at Pledgor’s own expense, cause to be searched the public records with respect to the Collateral and will execute, deliver, file and record (in such manner and form as Secured Party may require), or permit Secured Party to file and record, as Pledgor’s attorney-in-fact, any financing statements, any carbon, photographic or other reproduction of a financing statement or this Agreement (which shall be sufficient as a financing statement hereunder), and any specific assignments or other paper that may be reasonably necessary or desirable, or that Secured Party may request, in order to create, preserve, perfect or validate any security interest or to enable Secured Party to exercise and enforce Secured Party’s rights hereunder with respect to any of the Collateral. Pledgor hereby appoints Secured Party as Pledgor’s attorney-in-fact to execute in the name and on behalf of Pledgor such additional financing statements as Secured Party may request.

(b) Pledgor hereby authorizes Secured Party to file one or more UCC-1 financing statements or other appropriate documents with applicable governmental agencies to evidence, perfect, and/or protect Secured Party’s security interest in the Collateral.

4. Assignment. In connection with the transfer of the Pre-Paid Purchases made in accordance with the terms of the Transaction Documents, Secured Party may assign or transfer the whole or any part of Secured Party’s security interest granted hereunder. Any such assignee or transferee of Secured Party shall be vested with all of the rights and powers of Secured Party hereunder with respect to the Collateral.

5. Representations, Warranties and Covenants of Pledgor.

(a) Title. Pledgor hereby represents and warrants to Secured Party as follows with respect to the Collateral:

(i) The Pledged Equity has been duly authorized by all necessary corporate action on the part of the Subsidiaries and is duly and validly issued, fully paid and non-assessable;

(ii) The Pledged Equity represents 100% of the outstanding equity interests in the Subsidiaries;

(iii) The Pledged Equity is free from all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature or description, and will not subject Secured Party to personal liability by reason of being the holder thereof;

(iv) Pledgor has fully performed under all agreements between it and the Subsidiaries pursuant to which the Pledged Equity was issued and the Subsidiaries have no claims, defenses or rights of offset against Pledgor or the Pledged Equity pursuant to the terms of any such agreements;

(v) Pledgor is the sole owner of the Collateral;

(vi) Pledgor further agrees not to grant or create any security interest, claim, transfer restriction, lien, pledge or other encumbrance with respect to such Collateral or attempt to or actually sell, transfer or otherwise dispose of the Collateral, until the Secured Obligations have been paid and performed in full; and

(vii) This Agreement constitutes a legal, valid and binding obligation of Pledgor enforceable in accordance with its terms (except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws now or hereafter in effect).

(b) Other.

(i) Pledgor fully intends to fulfill and has the capability of fulfilling the Secured Obligations to be performed by Pledgor in accordance with the terms of the Pre-Paid Purchases.

(ii) Pledgor is not acting, and has not agreed to act, in any plan to sell or dispose of any Pledged Equity in a manner intended to circumvent the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state law.

(iii) Pledgor has been advised by counsel of the elements of a bona-fide pledge for purposes of determining the holding period for restricted securities under Rule 144(d)(3)(iv) under the Securities Act, including the relevant U.S. Securities and Exchange Commission interpretations, and affirms that the pledge of units by Pledgor pursuant to this Agreement will constitute a bona-fide pledge of such units for purposes of such Rule.

(iv) Pledgor will not consent to or otherwise approve of or cause the Subsidiaries to consent to or otherwise approve of, or take any action that amends or alters the rights of the Pledged Equity to the detriment of Secured Party without the written consent of Secured Party to such amendment. Pledgor further covenants and agrees not to take any action that would impair Secured Party’s rights hereunder or as a holder of the Pledged Equity without the written consent of Secured Party.

6. Collection of Dividends and Interest. After the occurrence of any Event of Default, Secured Party shall be authorized to collect as additional Collateral all dividends, distributions, interest payments, and other amounts that may be, or may become, due on any of the Collateral, to be held under the terms hereof in the same manner as the Collateral.

7. Voting Rights. During the term of this Agreement and until such time as this Agreement has terminated or Secured Party has exercised Secured Party’s rights under this Agreement to foreclose Secured Party’s interest in the Collateral, Pledgor shall have the right to exercise any voting rights evidenced by, or relating to, the Collateral, provided that (i) such voting rights shall not be exercised in any manner that would materially impair the value of the Collateral or be inconsistent with or violate any provisions of this Agreement, and (ii) Pledgor shall give Secured Party at least 10 business days' prior written notice of any vote or action that could materially affect the value or marketability of the Collateral.

8. Warrants and Options. In the event that, during the term of this Agreement, subscription, spin-off, warrants, dividends, or any other rights or option shall be issued in connection with the Collateral, such warrants, dividends, rights and options shall immediately be deemed to have become part of the Collateral and, to the extent such items of Collateral are certificated, shall promptly be delivered to Secured Party to be held under the terms hereof in the same manner as the Collateral.

9. Preservation of the Value of the Collateral. Pledgor shall pay all taxes, charges, and assessments against the Collateral and do all acts necessary to preserve and maintain the value thereof.

10. Secured Party as Pledgor’s Attorney-in-Fact.

(a) Pledgor hereby irrevocably appoints Secured Party as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, only after the occurrence of an Event of Default, from time to time at Secured Party’s discretion, to take any action and to execute any instrument, that Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including: (i), to receive, endorse, and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof to the extent permitted hereunder and to give full discharge for the same and to execute and file governmental notifications and reporting forms; and (ii) to arrange for the transfer of the Collateral on the books of the Subsidiaries or any other person to the name of Secured Party or to the name of Secured Party’s nominee.

(b) In addition to the designation of Secured Party as Pledgor’s attorney-in-fact in subsection (a), Pledgor hereby irrevocably appoints Secured Party as Pledgor’s agent and attorney-in-fact, only after the occurrence of an Event of Default, to make, execute and deliver any and all documents and writings which may be necessary or appropriate for approval of, or be required by, any regulatory authority located in any city, county, state or country where Pledgor or the Subsidiaries engages in business, in order to transfer or to more effectively transfer any of the Pledged Equity or otherwise enforce Secured Party’s rights hereunder.

11. Remedies upon Default. After the occurrence and during the continuance of any Event of Default:

(a) Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to Secured Party, all the rights and remedies of a secured party on default under applicable law, including without limitation the Utah Uniform Commercial Code (irrespective of whether such applies to the affected items of Collateral), and Secured Party may also without notice (except as specified below) (i) convert the Collateral into an electronic format, if applicable, (ii) cause the Subsidiaries’ transfer agent, if applicable, to put all certificates evidencing the Pledged Equity into Secured Party’s name and instruct the Subsidiaries’ transfer agent (if any) to remove all legends from such certificates, and (iii) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. To the maximum extent permitted by applicable law, Secured Party may be the purchaser of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply all or any part of the Secured Obligations as a credit on account of the purchase price of any Collateral payable at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay, or appraisal that Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days’ notice to Pledgor of the time and place of any public sale or the time after which a private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, Pledgor hereby waives any claims against Secured Party arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree.

(b) Pledgor hereby agrees that any sale or other disposition of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, or other financial institutions in the city and state where Secured Party is located in disposing of property similar to the Collateral shall be deemed to be commercially reasonable.

(c) Pledgor hereby acknowledges that the sale by Secured Party of any Collateral pursuant to the terms hereof in compliance with the Securities Act, as well as applicable “Blue Sky” or other state securities laws, may require strict limitations as to the manner in which Secured Party, or any subsequent transferee of the Collateral, may dispose thereof. Pledgor acknowledges and agrees that in order to protect Secured Party’s interest it may be necessary to sell the Collateral at a price less than the maximum price attainable if a sale were delayed or were made in another manner, such as a public offering under the Securities Act. Pledgor has no objection to a sale in such a manner and agrees that Secured Party shall have no obligation to obtain the maximum possible price for the Collateral. Without limiting the generality of the foregoing, Pledgor agrees that, after the occurrence of an Event of Default, Secured Party may, subject to applicable law, from time-to-time attempt to sell all or any part of the Collateral by a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Secured Party may solicit offers to buy the Collateral or any part thereof for cash, from a limited number of investors reasonably believed by Secured Party to be institutional investors or other accredited investors who might be interested in purchasing the Collateral. If Secured Party shall solicit such offers, then the acceptance by Secured Party of one of the offers shall be deemed to be a commercially reasonable method of disposition of the Collateral.

(d) If Secured Party shall determine to exercise Secured Party’s right to sell all or any portion of the Collateral pursuant to this Section, then Pledgor agrees that, upon request of Secured Party, Pledgor, at Pledgor’s own expense, shall:

(i) execute and deliver, or cause the officers and directors of to execute and deliver, to any person, entity or governmental authority as Secured Party may choose, any and all documents and writings which, in Secured Party’s reasonable judgment, may be necessary or appropriate for approval, or be required by, any regulatory authority located in any city, county, state or country where Pledgor or the Subsidiaries engage in business, in order to transfer or to more effectively transfer the Collateral or otherwise enforce Secured Party’s rights hereunder; and

(ii) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

Pledgor acknowledges that there is no adequate remedy at law for failure by Pledgor to comply with the provisions of this Section 11 and that such failure would not be adequately compensable in damages, and therefore agrees that Pledgor’s agreements contained in this Section 11 may be specifically enforced.

(e) PLEDGOR EXPRESSLY WAIVES TO THE MAXIMUM EXTENT PERMITTED BY LAW: (i) ANY CONSTITUTIONAL OR OTHER RIGHT TO A JUDICIAL HEARING PRIOR TO THE TIME SECURED PARTY DISPOSES OF ALL OR ANY PART OF THE COLLATERAL AS PROVIDED IN THIS SECTION; (ii) ALL RIGHTS OF REDEMPTION, STAY, OR APPRAISAL THAT PLEDGOR NOW HAS OR MAY AT ANY TIME IN THE FUTURE HAVE UNDER ANY RULE OF LAW OR STATUTE NOW EXISTING OR HEREAFTER ENACTED; AND (iii) EXCEPT AS SET FORTH IN SUBSECTION (a) OF THIS SECTION 11, ANY REQUIREMENT OF NOTICE, DEMAND, OR ADVERTISEMENT FOR SALE.

12. Indemnity and Expenses. Pledgor agrees:

(a) To indemnify and hold harmless Secured Party and each of Secured Party’s agents and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments and liabilities (including, without limitation, reasonable attorneys’ fees and expenses) in any way arising out of or in connection with this Agreement or the Secured Obligations, except to the extent the same shall arise as a result of the gross negligence or willful misconduct of the party seeking to be indemnified; and

(b) To pay and reimburse Secured Party upon demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that Secured Party may incur in connection with (i) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, including the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, (ii) the exercise or enforcement of any rights or remedies granted hereunder, under the Pre-Paid Purchases or otherwise available to Secured Party (whether at law, in equity or otherwise), or (iii) the failure by Pledgor to perform or observe any of the provisions hereof. The provisions of this Section 12 shall survive the execution and delivery of this Agreement, the repayment of any of the Secured Obligations, the termination of the commitments of Secured Party under the Pre-Paid Purchases and the termination of this Agreement.

13. Duties of Secured Party. The powers conferred upon Secured Party hereunder are solely to protect Secured Party’s interests in the Collateral and shall not impose on Secured Party any duty to exercise such powers. Except as provided in Section 9-207 of the Uniform Commercial Code of the State of Utah, Secured Party shall have no duty with respect to the Collateral or any responsibility for taking any necessary steps to preserve rights against any persons with respect to any Collateral.

14. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

15. Arbitration of Claims. Each party agrees to be bound by the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement. For clarity, such arbitration shall be conducted in Salt Lake City, Utah.

16. Amendments; etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Secured Party to exercise, and no delay in exercising any right under this Agreement, any other document or documents delivered in connection with the transactions contemplated by the Pre-Paid Purchases, this Agreement or any other agreement entered into in conjunction herewith or therewith, or otherwise with respect to any of the Secured Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement, any other Transaction Document, or otherwise with respect to any of the Secured Obligations preclude any other or further exercise thereof or the exercise of any other right. The remedies provided for in this Agreement or otherwise with respect to any of the Secured Obligations are cumulative and not exclusive of any remedies provided by other agreement or applicable law.

17. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by e-mail to an executive officer (with confirmation of receipt), or by facsimile (with successful transmission confirmation), (b) the earlier of the date delivered or the third business day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (c) the earlier of the date delivered or the third business day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the addresses set forth in the Purchase Agreement in the “Notices” section (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto).

18. Continuing Security Interest; Term. This Agreement shall create a continuing security interest in the Collateral and shall: (a) remain in full force and effect until the indefeasible payment and performance in full of all the Secured Obligations; (b) be binding upon Pledgor and Pledgor’s successors and assigns; and (c) inure to the benefit of Secured Party and Secured Party’s successors, transferees, and assigns. Upon the indefeasible payment and performance in full of all of the Secured Obligations, the security interests granted herein shall, upon written confirmation from Secured Party, terminate, all rights to the Collateral shall revert to Pledgor and the term of this Agreement shall end. Upon any such termination, Secured Party, at Pledgor’s expense, shall execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination. Such documents shall be prepared by Pledgor and shall be in form and substance reasonably satisfactory to Secured Party. Notwithstanding any other provision contained herein, all provisions of this Agreement that by their nature are intended to survive the termination of this Agreement shall so survive such termination.

19. Security Interest Absolute. To the maximum extent permitted by law, all rights of Secured Party, all security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of any of the Secured Obligations or any other agreement or instrument relating thereto, including any of the Transaction Documents;

(b) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Transaction Documents, or any other agreement or instrument relating thereto;

(c) any exchange, release, or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations; or

(d) any other circumstances that might otherwise constitute a defense available to, or a discharge of, Pledgor.

20. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

21. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted by law and the balance of this Agreement shall remain in full force and effect.

22. Counterparts; Electronic Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or email shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or email also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, or binding effect hereof.

23. Waiver of Marshaling. Each of Pledgor and Secured Party acknowledges and agrees that in exercising any rights under or with respect to the Collateral, Secured Party: (a) is under no obligation to marshal any Collateral; (b) may, in Secured Party’s absolute discretion, realize upon the Collateral in any order and in any manner Secured Party so elects; and (c) may, in Secured Party’s sole and absolute discretion, apply the proceeds of any or all of the Collateral to the Secured Obligations in any order and in any manner Secured Party so elects, without any duty to maximize recovery or minimize losses. Pledgor and Secured Party waive any right to require the marshaling of any of the Collateral.

24. Waiver of Jury Trial. PLEDGOR AND SECURED PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. PLEDGOR AND SECURED PARTY REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

25. Attorneys’ Fees. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the prevailing party shall be entitled to an additional award of the full amount of the reasonable attorneys’ fees and expenses paid by such prevailing party in connection with the dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading.

26. Recitals. The recitals of this Agreement are contractual in nature and are hereby agreed to and incorporated into this Agreement.

27. Further Assurances. At any time and from time to time, upon the written request of Secured Party, Pledgor will promptly (and in any event within three (3) business days) execute and deliver any and all such further instruments and documents as Secured Party may reasonably deem necessary to obtain the full benefits and security of this Agreement, including, without limitation, executing and filing such financing or continuation statements, securities account control agreements or amendments thereto, as may be necessary or desirable or that Secured Party may reasonably request in order to perfect, preserve and enforce the security interest created hereby.

THE PROXIES AND POWERS GRANTED BY PLEDGOR PURSUANT TO THIS AGREEMENT ARE COUPLED WITH AN INTEREST AND ARE GIVEN TO SECURE THE PERFORMANCE OF PLEDGOR’S OBLIGATIONS UNDER THIS AGREEMENT.

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IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered (by their duly authorized officers, as applicable), as of the date first written above.

PLEDGOR:

PMGC HOLDINGS INC.

By:
Graydon Bensler
Chief Executive Officer

SECURED PARTY:

INVESTOR

/s/